                                                                    EXHIBIT 2.2

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- --------------------------------------------------------------------------------


                            SHARE EXCHANGE AGREEMENT


                                      among


                               DNX CORPORATION
                          (a Delaware corporation),

                            MR. MANFRED WISSMANN,
                                 AS TRUSTEE,

                 DR. GERALD RITTERSHAUS, AS EMPLOYEE TRUSTEE,

                               DR. JACK BARBUT,

                                 ALEC HACKEL,

                          DR. JOHN CHRISTIAN JENSEN,

                              BETTINA DONHARDT,

                            CHRISTINE DUNE-KRAATZ,

                                 BIOCLIN GMBH
                           (a German corporation),


                                 KILMER N.V.
                     (a Netherlands Antilles corporation)

                                     and

                              BIOCLIN EUROPE AG
                            (a Swiss corporation)



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- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                PAGE
                                                                                                                ----

Recitals ........................................................................................................  1

ARTICLE I DEFINITIONS............................................................................................  2

ARTICLE II PURCHASE, SALE AND EXCHANGE OF SHARES................................................................. 12
         2.1.         Exchange of the Company Shares............................................................. 12
         2.2.         Sale, Purchase and Assignment of the Sub Shares............................................ 13
         2.3.         Exchange of the Kilmer Shares.............................................................. 14
         2.4.         Closing.................................................................................... 14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR........................................................... 15
         3.1.         Authorization, Validity and Effect......................................................... 15
         3.2.         Acquiror Shares............................................................................ 15
         3.3.         Conflicts; Defaults........................................................................ 15
         3.4.         Exchange Act Filings....................................................................... 16
         3.5.         Absence of Material Adverse Changes........................................................ 16
         3.6.         Taxes...................................................................................... 16
         3.7.         Legal Proceedings; Orders.................................................................. 17
         3.8.         Absence Of Certain Changes and Events...................................................... 17
         3.9.         Contracts; No Defaults..................................................................... 19
         3.10.        Insurance.................................................................................. 19
         3.11.        Environmental Matters...................................................................... 20
         3.12.        Labor Relations; Compliance................................................................ 20
         3.13.        Intellectual Property...................................................................... 21
         3.14.        Disclosure................................................................................. 21
         3.15.        Brokers and Finders........................................................................ 21

ARTICLE IV REPRESENTATIONS OF THE TRUSTEE AND THE EMPLOYEE TRUSTEE REGARDING THE TRUSTEE AND THE COMPANY SHARES
                      AND THE EMPLOYEE TRUSTEE AND THE SUB SHARES................................................ 21
         4.1.         Authorization, Validity and Effect......................................................... 21
         4.2.         Consents and Approvals; No Violation....................................................... 22
         4.3.         Title and Power to Sell.................................................................... 22
         4.4.         Litigation................................................................................. 22
         4.5.         Authorization, Validity and Effect......................................................... 23
         4.6.         Consents and Approvals; No Violation....................................................... 23
         4.7.         Title and Power to Sell.................................................................... 23

         4.8.         Litigation................................................................................. 24

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED
                      ENTITIES AND THE INTEREST HOLDERS WITH RESPECT TO THE
                      ACQUIRED ENTITIES.......................................................................... 24
         5.1.         Organization, Authority and Authorization.................................................. 24
         5.2.         Consents and Approvals; No Violation....................................................... 26
         5.3.         Title and Power to Sell.................................................................... 26
         5.4.         Capitalization............................................................................. 27
         5.5.         Company Financial Statements............................................................... 29
         5.6.         Books and Records.......................................................................... 30
         5.7.         Reports.................................................................................... 30
         5.8.         Absence of Material Adverse Changes........................................................ 31
         5.9.         Title to Properties; Encumbrances.......................................................... 31
         5.10.        Condition and Sufficiency of Assets........................................................ 32
         5.11.        Accounts Receivable........................................................................ 32
         5.12.        No Undisclosed Liabilities................................................................. 33
         5.13.        Taxes...................................................................................... 33
         5.14.        Compliance with Legal Requirements; Governmental
                      Authorizations............................................................................. 34
         5.15.        Legal Proceedings; Orders.................................................................. 35
         5.16.        Absence Of Certain Changes and Events...................................................... 37
         5.17.        Contracts; No Defaults..................................................................... 38
         5.18.        Insurance.................................................................................. 42
         5.19.        Environmental Matters...................................................................... 43
         5.20.        Employees.................................................................................. 46
         5.21.        Labor Relations; Compliance................................................................ 47
         5.22.        Intellectual Property...................................................................... 48
         5.23.        Certain Payments........................................................................... 53
         5.24.        Disclosure................................................................................. 53
         5.25.        Relationships with Related Persons......................................................... 54
         5.26.        Brokers and Finders........................................................................ 55
         5.27.        Employee Benefit Plans..................................................................... 55
         5.28.        Investment Intent; Accredited Investor..................................................... 55

ARTICLE VI CONDUCT OF BUSINESS PRIOR TO THE CLOSING.............................................................. 57
         6.1.         Conduct Prior to Closing................................................................... 57
         6.2.         Consents and Approvals..................................................................... 59
         6.3.         Bookkeeping, Accounting and Financial Reporting
                      Capabilities............................................................................... 60

ARTICLE VII ADDITIONAL AGREEMENTS................................................................................ 61
         7.1.         Current Information........................................................................ 61
         7.2.         Access and Investigation................................................................... 62

         7.3.         Effect of Investigations................................................................... 62
         7.4.         Press Releases, Etc........................................................................ 62
         7.5.         Acquisition Proposals...................................................................... 62
         7.6.         Notification of Certain Matters............................................................ 63
         7.7.         Customers.................................................................................. 65
         7.8.         Preservation of Relationships.............................................................. 66
         7.9.         Resale; Legends............................................................................ 66
         7.10.        Pooling Treatment.......................................................................... 68
         7.11.        Shareholder Approval; Proxy Statement...................................................... 68

ARTICLE VIII CONDITIONS.......................................................................................... 69
         8.1.         Conditions to Each Party's Obligation to
                      Consummate the Closing..................................................................... 69
         8.2.         Conditions to Obligation of Acquiror to
                      Consummate the Closing..................................................................... 70
         8.3.         Conditions to Obligation of the Acquired
                      Entities, the Trustee, the Employee Trustee, the
                      Employee Group and the Interest Holders to
                      Consummate the Closing..................................................................... 71

ARTICLE IX TERMINATION........................................................................................... 72
         9.1.         Termination................................................................................ 72
         9.2.         Effect of Termination...................................................................... 73

ARTICLE X GENERAL PROVISIONS..................................................................................... 74
         10.1.        Survival of Representations, Warranties and
                      Agreements................................................................................. 74
         10.2.        Expenses................................................................................... 74
         10.3.        Confidentiality............................................................................ 74
         10.4.        Notices.................................................................................... 76
         10.5.        Jurisdiction; Service of Process........................................................... 78
         10.6.        Further Assurances......................................................................... 78
         10.7.        Waiver..................................................................................... 78
         10.8.        Entire Agreement and Modification.......................................................... 79
                      Assignments, Successors, and No Third-Party
                      Rights..................................................................................... 79
         10.10.       Severability............................................................................... 79
         10.11.       Foreign Currencies......................................................................... 79
         10.12.       Section Headings, Construction............................................................. 80
         10.13.       Governing Law.............................................................................. 80
         10.14.       Specific Performance....................................................................... 80
         10.15.       Counterparts............................................................................... 80

Exhibits

         A-1          Employment Agreements between Acquiror and
                      Dr. Jack Barbut

         A-2          Employment Agreement between Acquiror and
                      Dr. J. Chris Jensen

         B            Stockholders' Agreement

         C            Commercial Registry Extract

                            SHARE EXCHANGE AGREEMENT
                            ------------------------


                  This Share Exchange Agreement (this "Agreement") made as of the 19th day of August, 1996 by and among DNX Corporation, a Delaware corporation ("Acquiror"), with its principal offices at 575 Route 28, Raritan, New Jersey, Mr. Manfred Wissmann, acting solely in his capacity as trustee (the "Trustee") pursuant to an Agreement among the Trustee, Dr. Jack Barbut and Alec Hackel, dated March 22, 1990 (the "Trust Agreement"), Dr. Gerald Rittershaus, acting solely in his capacity as trustee (the "Employee Trustee") pursuant to an Agreement between the Employee Trustee and Ms. Christine Dune-Kraatz ("Kraatz") dated December 12, 1989 (the "Employee Trust
Agreement"), Dr. Jack Barbut whose address is c/o Piper & Marbury, L.L.P.,
1251 Avenue of the Americas, New York, New York, 10020-1104 ("Barbut"), Alec Hackel whose address is Fluelieweg 3, 6045 Meggen, Switzerland ("Hackel"), Dr. John Christian Jensen whose address is Bohlstrasse 9a, 6300 Zug, Switzerland ("Jensen," collectively with Barbut and Hackel, the "Interest Holders"), as the holders of all of the equity interests in the Company, Ms. Bettina Donhardt ("Donhardt"), Kraatz (together with Donhardt, collectively, the "Employee Group"), BioClin GmbH, a German corporation and an indirect Subsidiary of the Company ("Sub"), Kilmer N.V., a Netherlands Antilles corporation ("Kilmer"), and BioClin Europe AG, a Swiss corporation (the "Company").


                                    RECITALS
                                    --------


         A. The Trustee, for the benefit of Hackel and Barbut (the "Joint Beneficial Shareholders"), and Jensen hold equity interests in the Company (the "Company Shares"), which constitute all of the equity interests in the Company.

         B. The Trustee, at the direction of the Joint Beneficial Shareholders, and Jensen desire to transfer, and Acquiror desires to acquire, the Company Shares, on the terms and subject to the conditions set forth in this Agreement.

         C. The Company (through BioClin AG, a wholly-owned Subsidiary), the Employee Trustee, for the benefit of Kraatz, and Donhardt hold equity interests (Geschaeftsanteile) in Sub (the "Sub Shares"), which constitute all of the equity interests in Sub.

         D. The Employee Trustee, for the benefit of Kraatz, and Donhardt desire to sell, transfer and assign, and Acquiror desires to purchase and acquire, the Sub Shares owned beneficially by the Employee Group, on the terms and subject to the conditions set forth in this Agreement.

         E. Barbut and Hackel hold equity interests in Kilmer (the "Kilmer Shares"), which constitute all of the equity interests in Kilmer.

         F. Barbut and Hackel desire to transfer and Acquiror desires to acquire the Kilmer Shares, on the terms and subject to the conditions set forth in this Agreement.

         G. As a condition hereto and simultaneously herewith, Acquiror shall acquire all of the issued and outstanding stock or equity interests of BioClin Institute of Clinical Pharmacology GmbH, a German corporation ("BioClin Institute"), and BioClin Inc., a Delaware corporation ("BioClin/U.S.," and collectively with BioClin Institute, the "BioClin Affiliates").

         H. Acquiror, the Interest Holders, the Employee Group, the Trustee, the Employee Trustee, Sub, Kilmer and the Company wish to enter into this Agreement for the purpose of making certain representations and warranties to each other and entering into certain other obligations in favor of each other.

                  NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article I:

         "Acquired Entities" means, collectively, the Company (and its Subsidiaries), Sub and Kilmer.

         "Acquiror" has the meaning given in the first paragraph of this Agreement.

         "Accounts Receivable" has the meaning given in Section 5.11.

         "Acquiror's Advisors" has the meaning given in Section 7.2.

         "Acquiror Common Stock" has the meaning given in Section 2.1.

         "Acquiror Letter" means the disclosure letter delivered by Acquiror to the Interest Holders concurrently with the execution and delivery of this Agreement.

         "Acquiror Shares" shall mean, collectively, the Europe Acquiror Shares, the Sub Acquiror Shares and the Kilmer Acquiror Shares.

         "Affiliate" of a specified Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

         "Agreement" has the meaning given in the first paragraph of this Agreement.

         "Applicable Contract" means any Contract (a) under which any Acquired Entity has or may acquire any rights, (b) under which any Acquired Entity has or may become subject to any obligation or liability, or (c) by which any Acquired Entity or any of the assets owned or used by it is or may become bound.

         "Balance Sheet" has the meaning given in Section 5.5.

         "Barbut" has the meaning given in the first paragraph of this Agreement.

         "BioClin Affiliates" has the meaning given in the Recitals of this Agreement.

         "BioClin Institute" has the meaning given in the Recitals of this Agreement.

         "BioClin/U.S." has the meaning given in the Recitals of this Agreement.

         "Business Day" means any day on which banks are generally open to conduct business in New York, New York.

         "Closing" has the meaning given in Section 2.1.

         "Closing Date" has the meaning given in Section 2.4.

         "Company" has the meaning given in the first paragraph of this Agreement.

         "Company Reports" has the meaning given in Section 5.7.

         "Company Shares" has the meaning given in the Recitals of this Agreement.

         "Company Subsidiaries" has the meaning given in Section
5.4(a)(iii).

         "Competing Business" has the meaning given in Section 5.25.

         "Consent" means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contract" means any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Copyrights" has the meaning given in Section 5.22(a).

         "CRAs" has the meaning given in Section 5.17(a)(ix)

         "Disclosure Letter" means the disclosure letter delivered by the Interest Holders to Acquiror concurrently with the execution and delivery of this Agreement.

         "DM" has the meaning given in Section 5.4(b)(i).

         "Donhardt" has the meaning given in the first paragraph of this Agreement.

         "Employee Group" means collectively Ms. Christine Dune-Kraatz and Ms. Bettina Donhardt.

         "Employee Trust Agreement" has the meaning given in the first paragraph of this Agreement.

         "Employee Trustee" has the meaning given in the first paragraph of this Agreement.

         "Employment Agreements" means collectively the Employment Agreements to be entered at the Closing by and between Acquiror and each of Barbut and Jensen in substantially the form attached hereto as Exhibits A-1 and A-2.

         "Encumbrance" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         "Environmental Law" means any Legal Requirement that requires or relates to: (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species, or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;
(g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "Europe Acquiror Shares" has the meaning given in Section 2.1.

         "Exchange Act" has the meaning given in Section 3.4.

         "Facilities" means any real property, leaseholds or other interests currently or formerly owned or operated by any Acquired Entity and any buildings, plants, structures or equipment currently or formerly owned or operated by any Acquired Entity.

         "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" means any: (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal (Bund), canton, county (Land), commune, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hackel" has the meaning given in the first paragraph of this Agreement.

         "Hazardous Activity" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

         "Hazardous Materials" means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "Intellectual Property Assets" has the meaning given in
Section 5.22(a).

         "Interest Holders" has the meaning given in the first paragraph of this Agreement.

         "IRC" has the meaning given in the definition of "Tax Laws" in Article I.

         "IRS" has the meaning given in the definition of "Tax Laws" in Article I.

         "Jensen" has the meaning given in the first paragraph of this Agreement.

         "Joint Beneficial Shareholders" has the meaning given in the Recitals of this Agreement.

         "Kilmer" has the meaning given in the first paragraph of this Agreement.

         "Kilmer Acquiror Shares" has the meaning given in
Section 2.3.

         "Kilmer Shares" has the meaning given in the Recitals of this Agreement.

         "Kraatz" has the meaning given in the first paragraph of this Agreement.

         "knowledge" has the meaning given in Section 7.6(e).

         "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Marks" has the meaning given in Section 5.22(a).

         "Occupational Safety and Health Law" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Patents" has the meaning given in Section 5.22(a).

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership (Personengesellschaft), limited liability company (Kapitalgesellschaft), Aktiengesellschaft, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Proprietary Rights Agreement" has the meaning given in
Section 5.20(b).

         "Proxy Statement" has the meaning given in Section 7.11(a).

         "Related Person" means (i) with respect to a particular individual: (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, managing director, Prokurist, holder of procuration, commercial mandate holder, officer, partner, executor, or trustee (or in a similar capacity); and (ii) with respect to a specified Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, managing director, Prokurist, holder of procuration, commercial mandate holder, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any Related Person of any individual described in clause (b) or (c). For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,

(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

         "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Report Date" has the meaning given in the Stockholders'
Agreement.

         "Representative" means, with respect to a particular Person, any director, managing director, Prokurist, holder of procuration, commercial mandate holder, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "SEC" has the meaning given in Section 3.4.

         "SEC Documents" has the meaning given in Section 3.4.

         "Securities Act" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "SFR" has the meaning given in Section 5.4(a)(i).

         "Stockholders' Agreement" means the Stockholders' Agreement to be entered into at the Closing by, among others, Acquiror, the Trustee, the Interest Holders, Sherby N.V., the Employee Trustee, Martha Lee Reynolds, Barry Dvorchik, Kraatz and Donhardt, in substantially the form attached hereto as Exhibit B.

         "Stockholders Meeting" has the meaning given in Section
7.11(b).

         "Sub" has the meaning given in the first paragraph of this Agreement.

         "Sub Acquiror Shares" has the meaning given in Section 2.2.

         "Sub Shares" has the meaning given in the Recitals of this Agreement.

         "Subsidiary" means, with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

         "Swiss GAAP" means generally accepted accounting principals prevailing in Switzerland.

         "Taxes" means, to the extent applicable to any party hereto, all Swiss federal, cantonal and communal, German, Netherlands Antilles and U.S. or other foreign and all state, municipal and local taxes, charges, fees, levies or other assessments of whatever kind or nature, including without limitation, all net income, gross income, gross receipts, sales, value added, use, services, ad valorem, occupation, transfer, franchise, capital stock, profits, license, withholding, payroll, employment, unemployment, excise, estimated, severance, stamp, occupancy or property taxes, custom duties, assessments or governmental fiscal charges of any kind whatever (together with any interest, penalty, or addition to tax).

         "Taxing Authority" means, to the extent applicable to any party hereto, the Swiss Federal, Cantonal and Communal Tax Administration (Kantonale Steuerverwaltung), the German tax authorities (Finanzamt Dusseldorf Sued) the Netherlands Antilles Tax Inspectorate (Inspectie der Belastingen), the United States Internal Revenue Service (the "IRS") or, in each case, any successor agency, and, to the extent applicable to any party hereto, any similar foreign, state, municipal or local Governmental Body.

         "Tax Laws" means, to the extent applicable to any party hereto, all Swiss federal, cantonal and communal tax laws, the German tax laws (Umsatzsteuergesetz, Mehrwertsteuergesetz und Gewerbesteuergesetz) and regulations issued by the German tax authorities (Finanzamt Dusseldorf Sued) pursuant thereto, the Netherlands Antilles Profit Tax Ordinance (Winstbelasting) and regulations issued by the Netherlands Antilles Tax Inspectorate (Inspectie der Belastingen) pursuant thereto, the Internal Revenue Code of 1986, as amended (the "IRC"), and regulations issued by the IRS thereunder, or, in each case, any successor law or regulations, and, to the extent applicable to any party hereto, any similar foreign, state, municipal or local laws and regulations.

         "Tax Return" means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threat of Release" means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Trade Secrets" has the meaning given in Section 5.22(a).

         "Trust Agreement" has the meaning given in the first paragraph of this Agreement.

         "Trustee" has the meaning given in the first paragraph of this Agreement.

         "U.S. GAAP" has the meaning given in Section 3.4.

                                   ARTICLE II
                      PURCHASE, SALE AND EXCHANGE OF SHARES

                  2.1. EXCHANGE OF THE COMPANY SHARES. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"),

(i) the Trustee (at the express direction of the Joint Beneficial Shareholders) and Jensen shall transfer to Acquiror, and Acquiror shall acquire from the Trustee and Jensen, all of the Company Shares, free and clear of any claims, liens, restrictions on transfer or voting or encumbrances with respect thereto, and (ii) subject to the provisions of Section 4.7 of the Stockholders' Agreement and the restrictions on transfer contemplated by Section 7.9 of this Agreement, Acquiror shall transfer and deliver to the Trustee and Jensen in proportion to their respective ownership of Company Shares and in consideration and exchange for the transfer of the Company Shares to Acquiror 1,105,690 shares of Common Stock, par value U.S. $.01 per share, of Acquiror ("Acquiror Common Stock") (such aggregate number of shares of Acquiror Common Stock to be delivered to the Trustee and Jensen in respect of the Company Shares being herein referred to as the "Europe Acquiror Shares"), free and clear of any claims, liens, restrictions on transfer or voting or encumbrances with respect thereto, other than those required by law and those contained in the Stockholders' Agreement. At the Closing, Acquiror shall deliver to the Trustee and Jensen certificates evidencing the Europe Acquiror Shares as specified herein.

                  2.2. SALE, PURCHASE AND ASSIGNMENT OF THE SUB SHARES. Subject to and upon the terms and conditions of this Agreement, at the Closing, (i) the Employee Trustee (at the express direction of Kraatz) and Donhardt shall sell, transfer and assign to Acquiror, and Acquiror shall purchase, acquire and accept such sale, transfer and assignment from the Employee Trustee (on behalf of Kraatz) and Donhardt of, all of the Sub Shares owned beneficially by the Employee Group, free and clear of any claims, liens, restrictions on transfer or voting or encumbrances with respect thereto, and (ii) subject to the restrictions on transfer contemplated by Section 7.9 of this Agreement, Acquiror shall transfer and deliver to the Employee Trustee (on behalf of Kraatz) and Donhardt in proportion to their respective ownership of Sub Shares and in consideration for the sale, transfer and assignment of such Sub Shares to Acquiror 52,652 shares of Acquiror Common Stock (such aggregate number of shares of Acquiror Common Stock to be delivered to the Employee Trustee (on behalf of

Kraatz) and Donhardt in respect of such Sub Shares being herein referred to as the "Sub Acquiror Shares"), free and clear of any claims, liens, restrictions on transfer or voting or encumbrances with respect thereto, other than those required by law. At the Closing, Acquiror shall deliver to the Employee Trustee (on behalf of Kraatz) and Donhardt certificates evidencing the Sub Acquiror Shares as specified herein and this Agreement (or a separate transfer document meeting the requirements of German law) shall be notarized by a German public notary to validate the sale and assignment of the Sub Shares by the Employee Trustee (on behalf of Kraatz) and Donhardt to Acquiror.

                  2.3. EXCHANGE OF THE KILMER SHARES. Subject to and upon the terms and conditions of this Agreement, at the Closing, (i) Barbut and Hackel shall transfer to Acquiror, and Acquiror shall acquire from Barbut and Hackel, all of the Kilmer Shares, free and clear of any claims, liens, restrictions on transfer or voting or encumbrances with respect thereto, and (ii) subject to the provisions of Section 4.7 of the Stockholders' Agreement and the restrictions on transfer contemplated by Section 7.9 of this Agreement, Acquiror shall transfer and deliver to Barbut and Hackel in proportion to their respective ownership of Kilmer Shares and in consideration and exchange for the transfer of the Kilmer Shares to Acquiror 2 shares of Acquiror Common Stock (such aggregate number of shares of Acquiror Common Stock to be delivered to Barbut and Hackel in respect of the Kilmer Shares being herein referred to as the "Kilmer Acquiror Shares"), free and clear of any claims, liens, restrictions on transfer or voting or encumbrances with respect thereto, other than those required by law and those contained in the Stockholders' Agreement. At the Closing, Acquiror shall deliver to Barbut and Hackel certificates evidencing the Kilmer Acquiror Shares as specified herein.

                  2.4. CLOSING. The Closing shall take place at the New York offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022, at 10:00 a.m., local time, on such date within five Business Days following the date on which the last of the conditions (excluding conditions that by their terms cannot be satisfied until the Closing Date) set forth in
Article VIII is satisfied or waived in accordance herewith or at such other place, time or date as the parties may agree upon in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

                  Acquiror represents and warrants, in the form of an independent promise of guarantee (selbstaendiges Garantieuversprechen) in the case of Sub, to the Company, Sub, Kilmer, the Trustee and the Interest Holders as follows:

                  3.1. AUTHORIZATION, VALIDITY AND EFFECT. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquiror has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it, and subject to receipt of necessary shareholder approval with respect to this Agreement and the other agreements with the BioClin Affiliates with respect to the acquisition of all of the equity interests of the BioClin Affiliates, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents, and the consummation of the transactions contemplated herein and therein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Acquiror, subject, with respect to this Agreement, to the approval of the stockholders of Acquiror. This Agreement has been duly and validly executed and delivered by Acquiror and, once approved by the stockholders of Acquiror, represents the legal, valid and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms.

                  3.2. ACQUIROR SHARES. Assuming that all required stockholder action has been taken and all conditions set forth in Article VIII have been satisfied or waived, the Acquiror Shares to be issued hereunder have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

                  3.3. CONFLICTS; DEFAULTS. Neither the execution and delivery of this Agreement by Acquiror, nor the performance of its obligations hereunder, will conflict with or constitute a default under any of the terms or provisions of Acquiror's Second Restated Certificate of Incorporation or Second Amended and Restated ByLaws or any material agreement or other material instrument to which Acquiror is a party or by which it or its properties are bound or subject.

                  3.4. EXCHANGE ACT FILINGS. Since December 10, 1991, Acquiror has filed all documents (the "SEC Documents") required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). As of their respective filing dates (and as amended through the date hereof), the SEC Documents complied in all material respects with the requirements of the Exchange Act and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading except to the extent corrected by a subsequently filed SEC Document. The financial statements of Acquiror included in the SEC Documents complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q and Regulation S-X of the SEC) and fairly present the consolidated financial position of Acquiror and its consolidated subsidiaries as at the dates thereof and the consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments).

                  3.5. ABSENCE OF MATERIAL ADVERSE CHANGES. Except as set forth in Part 3.5 of the Acquiror Letter or in any SEC Document, since March 31, 1996, there has not been any material adverse change in the business, operations, properties, prospects, assets or condition of Acquiror that would be required to be disclosed by Acquiror in a report required to be filed with the SEC pursuant to the Exchange Act, and no event has occurred or circumstance exists that may result in such a material adverse change that would be required to be disclosed by Acquiror in any such report.

                  3.6. TAXES. (a) Except as set forth in Part 3.6 of the Acquiror Letter, (i) all Tax Returns with respect to Taxes that were required to be filed by or on behalf of Acquiror at and prior to the date of this Agreement have been duly filed on a timely basis (giving effect to any extensions granted to Acquiror) and are true, correct and complete in all material respects, (ii) all Taxes due with respect to periods covered by the Tax Returns referred to in clause (i) have been paid in full or Acquiror has adequately reserved or made adequate accruals (in accordance with U.S. GAAP) with respect to any such Taxes which are due and payable by Acquiror and Acquiror has not had and will not have any liability for Taxes materially in excess of the amounts so paid or so reserved or accrued, and (iii) Acquiror is not a party to or the subject of any action, investigation or proceeding, exclusive of normal recurring audits, nor, to the knowledge of Acquiror, is any such action, investigation or proceeding threatened, by any Governmental Authority for the assessment or collection of any Taxes and no deficiency notices or reports have been received by Acquiror with respect to any deficiency of Acquiror for any Taxes.

                  (b) The statute of limitations for the assessment of U.S. federal income taxes and all state income taxes of Acquiror has expired for each period through December 31, 1990.

                  3.7. LEGAL PROCEEDINGS; ORDERS. (a) Except as set forth in
Part 3.7 of the Acquiror Letter or in any SEC Document, since March 31, 1996, no Proceeding has been instituted or threatened by or against Acquiror or that otherwise relates to or may materially affect the business of, or any of the assets owned or used by, Acquiror that would be required to be disclosed by Acquiror in a report required to be filed with the SEC pursuant to the Exchange Act.

                  (b) Except as set forth in Part 3.7 of the Acquiror Letter or in any SEC Document, since March 31, 1996, no Order has arisen or been threatened to which Acquiror or any of the assets owned or used by Acquiror is subject that would be required to be disclosed by Acquiror in a report required to be filed with the SEC pursuant to the Exchange Act.

                  3.8. ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in Part 3.8 of the Acquiror Letter or in any SEC Document, since March 31, 1996, Acquiror has conducted its business only in the ordinary course of business and there has not occurred any:

                  (a) change in Acquiror's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Acquiror (other than as contemplated by this Agreement); issuance of any security convertible into such capital stock; grant of any registration rights;

         purchase, redemption, retirement, or other acquisition by Acquiror of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) amendment to the Second Restated Certificate of Incorporation of Acquiror;

                  (c) payment or increase by Acquiror of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the ordinary course of business consistent with past practice) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) adoption of, or increase (except in the ordinary course of business consistent with past practice) in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Acquiror;

                  (e) damage to or destruction or loss of any asset or property of Acquiror, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of Acquiror, taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any material Contract or any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) transaction involving a total remaining commitment by or to Acquiror of at least U.S. $500,000;

                  (g) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any material asset or property of Acquiror;

                  (h) cancellation or waiver of any claims or rights with a value to Acquiror in excess of U.S. $500,000;

                  (i) material change in the accounting methods used by Acquiror, except for any change required as a result of a change in U.S. GAAP;

                  (j) incurrence or payment of any indebtedness for borrowed money other than pursuant to Acquiror's financing arrangements in existence on March 31, 1996;

                  (k) acquisition of any assets or properties or any commitment to do so other than in the ordinary course of business; or

                  (l) agreement, whether oral or written, by Acquiror to do any of the foregoing.

                  3.9. CONTRACTS; NO DEFAULTS. (a) Except as set forth in Part 3.9(a) of the Acquiror Letter, the SEC Documents contain as exhibits all of the material Contracts, other than those entered into by Acquiror subsequent to March 31, 1996, to which Acquiror is a party or by which it or its properties or assets are bound or subject.

                  (b) Part 3.9(b) of the Acquiror Letter sets forth a summary schedule of certain of such Contracts produced by Acquiror in the ordinary course of its business which sets forth, among other things, the parties to such Contracts and the amount of the remaining commitment of Acquiror under such Contracts.

                  3.10. INSURANCE. Except as set forth in Part 3.10 of the Acquiror Letter:

                  (i) All insurance policies to which Acquiror is a party or that provide coverage to any of Acquiror or any director or officer of
         Acquiror: (A) to Acquiror's knowledge, are valid, outstanding, and enforceable; (B) are issued by an insurer that is financially sound and reputable; (C) taken together, provide adequate insurance coverage for the assets and the operations of Acquiror for all risks to which Acquiror is normally exposed; (D) are sufficient for compliance in all material respects with all Legal Requirements that are or were applicable to Acquiror or to the conduct or operation of its business or the ownership or use of any of its properties or assets and all Contracts to which Acquiror is a party or by which it is bound; (E) will continue in full force and effect following the consummation of the transactions contemplated hereby; and (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of Acquiror.

                  (ii) Acquiror has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any insurance policy is not willing or able to perform its obligations thereunder.

                  (iii) Acquiror has paid all premiums due, and has otherwise performed in all material respects all of its obligations, under each insurance policy to which Acquiror is a party or that provides coverage to Acquiror or any director or officer thereof.

                  (iv) Acquiror has given notice to the insurer of all claims that may be insured thereby.

                  3.11. ENVIRONMENTAL MATTERS. Except as set forth in Part 3.11 of the Acquiror Letter or in any SEC Document, since March 31, 1996, Acquiror has not been in material violation of or liable under, any Environmental Law to an extent that would be required to be disclosed by Acquiror in a report required to be filed with the SEC pursuant to the Exchange Act.

                  3.12. LABOR RELATIONS; COMPLIANCE. Part 3.12 of the Acquiror Letter sets forth each collective bargaining or other labor contract to which Acquiror is a party or otherwise subject. Since December 10, 1991, there has not been, there is not presently pending or existing, and there is not threatened,
(a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting Acquiror relating to the alleged material violation of any Legal Requirement applicable to Acquiror pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with any Governmental Body, organizational activity, or other labor or employment dispute against or affecting Acquiror or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by Acquiror, and no such action is contemplated by Acquiror. Acquiror has complied in all material respects with all Legal Requirements applicable to Acquiror relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Acquiror is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to materially comply with any of the foregoing Legal Requirements.

                  3.13. INTELLECTUAL PROPERTY. Except as set forth in Part 3.13 of the Acquiror Letter, all intellectual property necessary for the conduct of Acquiror's business as currently conducted has been disclosed in the SEC Documents.

                  3.14. DISCLOSURE. No notice given by Acquiror pursuant to
Section 7.6 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  3.15. BROKERS AND FINDERS. Except with respect to arrangements with Vector Securities International, Inc., neither Acquiror nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Acquiror in connection with this Agreement or the transactions contemplated hereby.


                                   ARTICLE IV
                 REPRESENTATIONS OF THE TRUSTEE AND THE EMPLOYEE
              TRUSTEE REGARDING THE TRUSTEE AND THE COMPANY SHARES
                   AND THE EMPLOYEE TRUSTEE AND THE SUB SHARES

                  The Trustee represents and warrants to Acquiror, in the form of an independent promise of guarantee (selbstaendiges Garantieversprechen), as follows:

                  4.1. AUTHORIZATION, VALIDITY AND EFFECT. The Trustee, at the explicit direction of the Joint Beneficial Shareholders, has all requisite power and authority to carry out his obligations arising in connection with the transactions contemplated by this Agreement. This Agreement and all other agreements and documents to be executed and delivered by the Trustee in connection with this Agreement constitute in all respects the valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with their respective terms. The execution, delivery and performance of this Agreement by the Trustee on behalf of the Joint Beneficial Shareholders are within the Trustee's powers and have been duly authorized by all necessary action on the part of the Trustee or the Joint Beneficial Shareholders, as applicable.

                  4.2. CONSENTS AND APPROVALS; NO VIOLATION. The execution, delivery and performance of this Agreement by the Trustee and the consummation of the transactions contemplated hereby do not and will not (i) require the advance consent or approval of, or filing with, any person or public authority (other than the express direction of the Joint Beneficial Shareholders) or (ii) constitute or result in the breach of any provision of, or constitute a default under, the Trust Agreement or any material agreement or other material instrument to which the Trustee is a party or by which he (or the Company Shares) is bound or subject.

                  4.3. TITLE AND POWER TO SELL. The Trustee is the legal owner of the Company Shares owned beneficially by the Joint Beneficial Shareholders, which, together with the Company Shares owned by Jensen, constitute all of the equity interests of the Company. Good, valid and marketable title to such equity interests is held by the Trustee free and clear of any claims, liens, restrictions on transfer or voting or encumbrances. The Company Shares owned by the Trustee are validly issued, fully paid and non-assessable. The Trustee has full power and authority, at the express direction of the Joint Beneficial Shareholders, to transfer to Acquiror at the Closing the Company Shares owned beneficially by the Joint Beneficial Shareholders, and upon consummation of the transactions contemplated by this Agreement, Acquiror will have acquired good, valid and marketable title to the Company Shares owned beneficially by the Joint Beneficial Shareholders, free and clear of any claims, liens, restrictions on transfer or voting or encumbrances.

                  4.4. LITIGATION. As of the date of this Agreement, there is no action, suit or proceeding pending against, or to the knowledge of the Trustee, threatened against or affecting, the Trustee or the Company Shares owned by the

Trustee before any court or arbitrator or any Governmental Body or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

                  The Employee Trustee represents and warrants to Acquiror, in the form of an independent promise of guarantee (selbstaendiges
Garantieversprechen), as follows:

                  4.5. AUTHORIZATION, VALIDITY AND EFFECT. The Employee Trustee, at the explicit direction of Kraatz, has all requisite power and authority to carry out his obligations arising in connection with the transactions contemplated by this Agreement. This Agreement and all other agreements and documents to be executed and delivered by the Employee Trustee in connection with this Agreement constitute in all respects the valid and binding obligation of the Employee Trustee, enforceable against the Employee Trustee in accordance with their respective terms. The execution, delivery and performance of this Agreement by the Employee Trustee on behalf of Kraatz are within the Employee Trustee's powers and have been duly authorized by all necessary action on the part of the Employee Trustee or Kraatz, as applicable.

                  4.6. CONSENTS AND APPROVALS; NO VIOLATION. The execution, delivery and performance of this Agreement by the Employee Trustee and the consummation of the transactions contemplated hereby do not and will not (i) require the advance consent or approval of, or filing with, any person or public authority (other than a public notary and the express direction of Kraatz) or
(ii) constitute or result in the breach of any provision of, or constitute a default under, the Employee Trust Agreement or any material agreement or other material instrument to which the Employee Trustee is a party or by which he (or the Sub Shares owned by the Employee Trustee) is bound or subject.

                  4.7. TITLE AND POWER TO SELL. The Employee Trustee is the legal owner of the Sub Shares owned beneficially by Kraatz, which, together with the Sub Shares owned by Donhardt and the Sub Shares owned by the Company (through a wholly-owned subsidiary), constitute all of the equity interests of the Company. Good, valid and marketable title to such equity interests is held by the Employee Trustee free and clear of any claims, liens, restrictions on transfer or voting or encumbrances. The Sub Shares owned by the Employee Trustee are fully paid up, not repaid and non-assessable (keine Nachschusspflict). The Employee Trustee has full power and authority, at the express direction of Kraatz, to sell, transfer and assign to Acquiror at the Closing the Sub Shares owned beneficially by Kraatz, and upon consummation of the transactions contemplated by this Agreement, Acquiror will have acquired good, valid and marketable title to the Sub Shares owned beneficially by Kraatz, free and clear of any claims, liens, restrictions on transfer or voting or encumbrances.

                  4.8. LITIGATION. As of the date of this Agreement, there is no action, suit or proceeding pending against, or to the knowledge of the Employee Trustee, threatened against or affecting, the Employee Trustee or the Sub Shares owned by the Employee Trustee before any court or arbitrator or any Governmental Body or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.


                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF THE
                   ACQUIRED ENTITIES AND THE INTEREST HOLDERS
                      WITH RESPECT TO THE ACQUIRED ENTITIES

                  Each of the Acquired Entities and the Interest Holders hereby jointly and severally represent and warrant, in the form of an independent promise of guarantee (selbstaendiges Garantieversprechen) in the case of Sub, to Acquiror that:

                  5.1. ORGANIZATION, AUTHORITY AND AUTHORIZATION. (a) (i) The Company is a corporation duly organized, validly existing and in good standing under the Canton of Zug, and federal laws of Switzerland. The Company has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents, and the consummation of the transactions contemplated herein and therein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and represents the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (ii) The extract from the Commercial Registry of the Canton of Zug with respect to the Company, attached hereto as Exhibit C, is true, correct and complete.

                  (b) Sub is a Gellschaft mit beschraenkter Haftung (GmbH) duly organized and validly existing under the laws of the State of Baden-Wuertenberg, Germany. Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents, and the consummation of the transactions contemplated herein and therein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Sub. This Agreement has been duly and validly executed and delivered by Sub and represents the legal, valid and binding obligation of Sub, enforceable against Sub in accordance with its terms.

                  (c) Kilmer is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands Antilles. Kilmer has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby to be executed and delivered by it and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and such other agreements and documents, and the consummation of the transactions contemplated herein and therein, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Kilmer. This Agreement has been duly and validly executed and delivered by Kilmer and represents the legal, valid and binding obligation of Kilmer, enforceable against Kilmer in accordance with its terms.

                  (d) Each Acquired Entity has the full corporate power and authority to own its properties and assets, to carry on its business as it is now being conducted and to perform all its obligations under Applicable Contracts and this Agreement. No Acquired Entity is required to qualify to do business in any jurisdiction where not already so qualified except where a failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Acquired Entities taken as a whole. Each Acquired Entity has all Governmental Authorizations required in order to own or lease its properties and assets and to carry on its business as now being conducted in all respects material to the financial condition, business or results of operations of the Acquired Entities taken as a whole. The Interest Holders have delivered to Acquiror copies of the organizational and organic documents of each of the Acquired Entities, as currently in effect.

                  5.2. CONSENTS AND APPROVALS; NO VIOLATION. The execution, delivery and performance of this Agreement by each of the Acquired Entities and each of the Interest Holders and the consummation of the transactions contemplated hereby do not and will not (i) require the advance consent or approval of, or filing with, any person or public authority (other than a public notary with respect to Sub) or (ii) constitute or result in the breach of any provision of, or constitute a default under, the organizational or organic documents of any Acquired Entity, the Trust Agreement or any material agreement or other material instrument to which any Acquired Entity or any Interest Holder is a party or by which such Person (or the Company Shares, the Sub Shares or the Kilmer Shares) is bound or subject; provided, however, that Acquiror must register as the shareholder of Sub before its acquisition of the Sub Shares will become fully effective under German law.

                  5.3. TITLE AND POWER TO SELL. (a) The Trustee (for the benefit of the Joint Beneficial Shareholders) and Jensen are the legal owners of the Company Shares, which constitute all of the equity interests of the Company. Good, valid and marketable title to such equity interests is held by the Trustee and Jensen free and clear of any claims, liens, restrictions on transfer or voting or encumbrances. The Company Shares are validly issued, fully paid and non-assessable. The Trustee (at the express direction of the Joint Beneficial Shareholders) and Jensen have full power and authority to transfer to Acquiror at the Closing the Company Shares, and upon consummation of the transactions contemplated by this Agreement, Acquiror will have acquired good, valid and marketable title to the Company Shares, free and clear of any claims, liens, restrictions on transfer or voting or encumbrances.

                  (b) The Company (through its wholly owned Subsidiary, BioClin
AG), the Employee Trustee (for the benefit of Kraatz) and Donhardt are the legal owners of the Sub Shares, which constitute all of the equity interests of Sub. Good, valid and marketable title to such equity interests is held by the Company (through its wholly owned Subsidiary, BioClin AG), the Employee Trustee (for the benefit of Kraatz) and Donhardt free and clear of any claims, liens, restrictions on transfer or voting or encumbrances. The Sub Shares are fully paid up, not repaid and non-assessable (keine Nachschusspflicht). The Employee Trustee (for the benefit of Kraatz) and Donhardt have full power and authority to sell, transfer and assign to Acquiror at the Closing the Sub Shares beneficially owned by the Employee Group, and upon consummation of the transactions contemplated by this Agreement, Acquiror will have acquired good, valid and marketable title to the Sub Shares beneficially owned by the Employee Group, free and clear of any claims, liens, restrictions on transfer or voting or encumbrances.

                  (c) Barbut and Hackel are the legal owners of the Kilmer Shares, which constitute all of the equity interests of Kilmer. Good, valid and marketable title to such equity interests is held by Barbut and Hackel free and clear of any claims, liens, restrictions on transfer or voting or encumbrances. The Kilmer Shares are validly issued, fully paid and non-assessable. Barbut and Hackel have full power and authority to transfer to Acquiror at the Closing the Kilmer Shares, and upon consummation of the transactions contemplated by this Agreement, Acquiror will have acquired good, valid and marketable title to the Kilmer Shares, free and clear of any claims, liens, restrictions on transfer or voting or encumbrances.

                  5.4. CAPITALIZATION. (a) (i) The Company has a stated capital of 50,000 Swiss Francs ("SFR") which is divided into 100 bearer shares of 500 SFR each, fully paid up, of which the Trustee (for the benefit of the Joint Beneficial Shareholders) contributed 25,050 SFR and Jensen contributed 24,950 SFR. There are no other equity interests in the Company and no outstanding options, warrants, scrip, participation capital, rights to subscribe to, calls, commitments or agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, equity interests of the Company. The Company does not hold any treasury shares. Except for the Trust Agreement, there are no voting trusts or other agreements or understandings with respect to the voting of the equity interests of the Company.

                           (ii) The Company does not hold, directly or indirectly, nor is it a member nor does it have any Contract to acquire, any share, equity or other interest in any corporation (other than BioClin AG, a Swiss corporation, Sub, Pulpwood Investments N.V., a Netherlands Antilles corporation, Merlik B.V., a Dutch corporation, and Merlik CV, a Dutch corporation) or limited liability company, partnership, limited partnership or other entity including single partnerships, cooperatives and joint ventures.

                           (iii) As of the date hereof, the Subsidiaries of the Company (the "Company Subsidiaries") consist only of BioClin AG, Sub, Pulpwood Investments N.V., Merlik Holding B.V. and Merlik C.V. All outstanding capital stock or equity interests in each of the Company Subsidiaries (other than Sub and Merlik C.V.) are held by the Company or a direct or indirect wholly-owned Company Subsidiary, free and clear of any claims, liens, restrictions on transfer or voting or encumbrances.

                           (iv) As of the date hereof, there are (A) outstanding no options, warrants or other rights to acquire, or obligations of the Company or any Company Subsidiary to issue, shares of capital stock or other equity interests in, or securities convertible into or exchangeable for capital stock of or equity interests in any Company Subsidiary and (B) no agreements restricting the transfer of, or affecting the rights of the Company in, the capital stock or equity interests in any of the Company Subsidiaries.

                  (b) (i) Sub has a stated capital of 100,000 Deutschmarks ("DM") which is fully paid up, of which the Trustee (for the benefit of Kraatz) contributed 25,000 DM, Ms. Donhardt contributed 24,900 DM and BioClin AG, a wholly-owned Subsidiary of the Company, contributed 50,000 DM. There are no other equity interests in Sub and no outstanding options, warrants, scrip, rights to subscribe to, calls, commitments or agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, equity interests of Sub. Sub does not hold any treasury shares (eigne Geschaeftsanteile). There are no loans or economically corresponding transactions, the repayment of which would constitute a violation of Section 32 a and 32 b of the German law of limited liability companies ("GmbHG"). Except for the trust agreement with respect to the Sub Shares beneficially owned by Ms. DuneKraatz, there are no voting trusts or other agreements or understandings to which Sub is a party with respect to the voting of the equity interests of Sub.

                           (ii) Sub does not hold, directly or indirectly, nor is it a member nor does it have any Contract to acquire, any share, equity or other interest in any corporation or limited liability company (Kapitalgesellschaft), partnership (Personengesellschaft), or other entity including silent partnerships, cooperatives and joint ventures.

                           (iii) There are no enterprise contracts
         (Unternehmensvertraege) as defined in Sections 291 and 292 of the German Stock Corporation Act (Aktiengesetz) to which Sub is or has been a party.

                  (c) (i) Kilmer has a stated capital of $6,000 which is fully paid up, of which Barbut contributed $3,000 and Hackel contributed $3,000. There are no other equity interests in Kilmer and no outstanding options, warrants, scrip, rights to subscribe to, calls, commitments or agreements of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, equity interests of Kilmer. Kilmer does not hold any treasury shares. There are no voting trusts or other agreements or understandings to which Kilmer is a party with respect to the voting of the equity interests of Kilmer.

                           (ii) Kilmer does not hold, directly or indirectly, nor is it a member nor does it have any Contract to acquire, any share, equity or other interest in any corporation (other than Merlik C.V.) or limited liability company, partnership or other entity including silent partnerships, cooperatives and joint ventures.

                  5.5. COMPANY FINANCIAL STATEMENTS. The Acquired Entities and the Interest Holders have delivered to Acquiror as Part 5.5 of the Disclosure
Letter: (i) an unaudited combined consolidated balance sheet of the Company and the BioClin

Affiliates as at December 31, 1994, and the related unaudited combined consolidated statement of income for the fiscal year then ended as well as the fiscal year ended December 31, 1993, and (ii) an unaudited combined consolidated balance sheet of the Company and the BioClin Affiliates as at December 31, 1995 (the "Balance Sheet") and the related unaudited combined consolidated statement of income for the fiscal year then ended. The financial statements with respect to fiscal 1995 have been prepared in accordance with U.S. GAAP (which except where noted therein, have been consistently applied), and fairly present the financial condition and results of operations, changes in stockholders' equity and cash flow of the Company as at the respective dates and for the periods referred to in such financial statements. The financial statements with respect to fiscal 1993 and 1994 have been prepared in accordance with Swiss GAAP and have been reconciled to U.S. GAAP.

                  5.6. BOOKS AND RECORDS. Except as set forth in Part 5.6 of the Disclosure Letter, the books of account and other records of the Acquired Entities, including records of all meetings held by, and the corporate action taken by, the shareholders of the Acquired Entities and the directors, managing directors, "Prokurists," holders of procuration and commercial mandate holders of the Acquired Entities, all of which have been made available to Acquiror, are complete and correct and have been maintained in accordance with sound business practices and in compliance in all material respects with all applicable Legal Requirements and accounting requirements. At the Closing, all of the foregoing books and records will be in the possession of the Acquired Entities.

                  5.7. REPORTS. Except as set forth in Part 5.7 of the Disclosure Letter, since June 26, 1987 with respect to the Company, February 9, 1990 with respect to Sub and October 12, 1989 with respect to Kilmer, each Acquired Entity has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with respect to such Acquired Entity with any Governmental Body with jurisdiction over such Acquired Entity or its employees, assets or properties (all such reports and statements are collectively referred to herein as the "Company Reports"). As of their respective dates, the Company Reports complied in all material respects with the statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

                  5.8. ABSENCE OF MATERIAL ADVERSE CHANGES. Except as set forth in Part 5.8 of the Disclosure Letter, since December 31, 1995, there has not been any material adverse change in the business, operations, properties, prospects, assets or condition of any Acquired Entity, and no event has occurred or circumstance exists that may result in such a material adverse change.

                  5.9. TITLE TO PROPERTIES; ENCUMBRANCES. The Acquired Entities do not own any real property. Part 5.9 of the Disclosure Letter contains a complete and accurate list of all leaseholds or other interests in real property held or possessed by the Acquired Entities and a summary of the material provisions of any lease or other Applicable Contract relating to such leasehold or other interest, including the identity of the other party thereto, a description of the interest held, the location of the real property, the duration thereof, payment terms and any rights of termination. The Acquired Entities and the Interest Holders have made available to Acquiror copies of all leases and other instruments (as recorded) by which the Acquired Entities acquired such real property interests, and copies of any title insurance policies, opinions, abstracts and surveys in the possession of the Interest Holders or the Acquired Entities and relating to such interests. Each of the Acquired Entities owns all of the properties and assets (whether real, personal or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Balance Sheet (except for assets held under capitalized leases disclosed or not required to be disclosed on Part 5.9 of the Disclosure Letter, licenses for intangible personal property (including software licenses) and personal property sold since the date of the Balance Sheet, in the ordinary course of business), and all of the properties and assets purchased or otherwise acquired by such Acquired Entity since the date of the Balance Sheet. Except as set forth in Part 5.9 of the Disclosure Letter, all material properties and assets reflected in the Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property interests, subject to any rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature except, with respect to all such properties and assets (i) security interests shown on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) security interests incurred in connection with the purchase of property or assets after the date of the Balance Sheet (such security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (iii) liens for current taxes not yet due. To the knowledge of the Acquired Entities, all buildings and structures occupied by the Acquired Entities lie wholly within the boundaries of the real property leased by the Acquired Entities and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

                  5.10. CONDITION AND SUFFICIENCY OF ASSETS. Except as set forth in Part 5.10 of the Disclosure Letter, the buildings and structures conform to applicable code requirements and commercial standards for the localities where the premises are located, and the equipment and other tangible personal property of the Acquired Entities are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, structures, equipment and other tangible personal property is in need of maintenance or repair, except ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, structures, equipment and other tangible personal property of each Acquired Entity are sufficient for the continued conduct of such Acquired Entity's business after the Closing in substantially the same manner as conducted prior to the Closing.

                  5.11. ACCOUNTS RECEIVABLE. All accounts receivable of the Acquired Entities that are reflected on the Balance Sheet (collectively, the "Accounts Receivable") represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Except as set forth in Part 5.11 of the Disclosure Letter, unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible net of the reserves, if any, shown on the Balance Sheet or on the accounting records of the Company on the Closing Date (which, in the case of the reserve as of the Closing Date, is adequate and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging since the date of the Balance Sheet). To the knowledge of the Acquired Entities and the Interest Holders, no event has occurred nor circumstances exist which make it improbable that any of the Acquired Entities will be able to collect the Accounts Receivable outstanding as of the date of this Agreement or as of the Closing Date consistent with its prior collection experience.

                  5.12. NO UNDISCLOSED LIABILITIES. Except as set forth in Part
5.12 of the Disclosure Letter, the Acquired Entities have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet and current liabilities incurred in the ordinary course of business since the date thereof.

                  5.13. TAXES. (a) Except as set forth in Part 5.13 of the Disclosure Letter, (i) all Tax Returns with respect to Taxes that were required to be filed by or on behalf of each Acquired Entity at or prior to the date of this Agreement have been duly filed on a timely basis (giving effect to any extensions granted to such Acquired Entity) and are true, correct and complete in all material respects, (ii) all Taxes due with respect to periods covered by the Tax Returns referred to in clause (i) have been paid in full or each of the Acquired Entities has adequately reserved or made adequate accruals (which are reflected on the Balance Sheet) with respect to any such Taxes which are due and payable by such Acquired Entity, and the Acquired Entities have not had and will not have any liability for Taxes materially in excess of the amounts so paid, reserved or accrued, and (iii) no Acquired Entity is a party to or the subject of any action, investigation or proceeding, exclusive of normal recurring audits, nor to the knowledge of the Acquired Entities and the Interest Holders, is any such action, investigation or proceeding threatened, by any Governmental Authority for the assessment or collection of any Taxes, and no deficiency notices or reports have been received by any Acquired Entity or any of the Interest Holders with respect to any deficiency of the Acquired Entities for any Taxes.

                  (b) The statute of limitations for the assessment of (i) Swiss income and other Taxes of the Company has expired for each period through December 31, 1991, (ii) German income and other Taxes of Sub has expired for each period through December 31, 1991, and (iii) Netherland Antilles income and other Taxes of Kilmer has expired for each period through December 31, 1991.

                  (c) No Tax is required to be withheld as a result of the transactions contemplated by this Agreement.

                  (d) As a result of compliance with this Agreement and the matters referred to herein, none of the Acquired Entities nor the Interest Holders will be obligated to make any payment to any individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in
Section 280G of the IRC without regard to whether such payment is to be made in the future.

                  5.14. COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS. (a) Except as set forth in Part 5.14(a) of the Disclosure
Letter: (i) each Acquired Entity is, and has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its properties or assets; (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by any Acquired Entity of, or a failure on the part of any Acquired Entity to comply in all material respects with, any Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its properties or assets, or (B) may give rise to any material obligation on the part of any Acquired Entity to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and (iii) no Acquired Entity has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its properties or assets, or (B) any actual, alleged, possible, or potential obligation on the part of such Acquired Entity to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) Except as set forth in Part 5.14 (b) of the Disclosure
Letter: (i) each Acquired Entity is, and has been, in full compliance with all of the terms and requirements of each Governmental Authorization owned, possessed or otherwise applicable to such Acquired Entity, the conduct of its business or any assets owned or used by it; (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization owned, possessed or otherwise applicable to any Acquired Entity, the conduct of its business or any assets owned or used by it, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any such Governmental Authorization; (iii) no Acquired Entity has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization owned, possessed or otherwise applicable to such Acquired Entity, the conduct of its business or any assets owned or used by it, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any such Governmental Authorization; and (iv) all applications required to have been filed for the renewal of the Governmental Authorizations owned, possessed or otherwise applicable to each Acquired Entity, the conduct of its business or any assets owned or used by it have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

                  (c) Except as set forth in Part 5.14(c) of the Disclosure Letter, the Governmental Authorizations owned, possessed or otherwise applicable to the Acquired Entities, the conduct of their respective businesses or the assets owned or used by them collectively constitute all of the Governmental Authorizations required in order to permit each of the Acquired Entities to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit each of the Acquired Entities to own and use its assets in the manner in which it currently owns and uses such assets.

                  5.15. LEGAL PROCEEDINGS; ORDERS. (a) Except as set forth in
Part 5.15(a) of the Disclosure Letter, there is no pending Proceeding: (i) that has been commenced by or against any Acquired Entity or any of the Interest Holders or that otherwise relates to or may materially affect the business of, or any of the assets owned or used by, any Acquired Entity; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

                  (b) Except as set forth in Part 5.15(b) of the Disclosure Letter, to the knowledge of the Acquired Entities and the Interest Holders, (i) no such Proceeding has been threatened, and (ii) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Acquired Entities and the Interest Holders have delivered to Acquiror copies of all pleadings, correspondence with third parties, and other non-privileged documents relating to each Proceeding listed in Part 5.15 of the Disclosure Letter. The Proceedings listed in Part
5.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Acquired Entities taken as a whole.

                  (c) Except as set forth in Part 5.15(c) of the Disclosure
Letter: (i) there is no Order to which any Acquired Entity, or any of the assets owned or used by any Acquired Entity, is subject; (ii) none of the Interest Holders is subject to any Order that relates to the business of, or any of the assets owned or used by, any Acquired Entity; and (iii) no officer, director, managing director, Prokurist, holder of procuration, commercial mandate holder, agent or employee of any Acquired Entity is subject to any Order that prohibits such officer, director, managing director, Prokurist, holder of procuration, commercial mandate holder, agent or employee from engaging in or continuing any conduct, activity, or practice relating to the business of such Acquired Entity.

                  (d) Except as set forth in Part 5.15(d) of the Disclosure
Letter: (i) each Acquired Entity is, and at all times has been, in compliance in all material respects with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject; (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a material violation of or failure to comply in all material respects with any term or requirement of any Order to which any Acquired Entity, or any of the assets owned or used by it, is subject; and (iii) no Acquired Entity has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which any Acquired Entity, or any of the assets owned or used by it, is or has been subject.

                  5.16. ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth in Part 5.16 of the Disclosure Letter, since the date of the Balance Sheet, each Acquired Entity has conducted its business only in the ordinary course of business and there has not been any:

                  (a) change in such Acquired Entity's stated capital or equity interests; grant of any option or right to purchase shares of such Acquired Entity; issuance of any security convertible into such shares; grant of any registration rights; purchase, redemption, retirement, or other acquisition by such Acquired Entity of any such shares; or declaration or payment of any shares in such Acquired Entity's profits;

                  (b) amendment to the organizational or organic documents of such Acquired Entity;

                  (c) payment or increase by such Acquired Entity of any bonuses, salaries, or other compensation to any shareholder, director, managing director, Prokurist, holder of procuration, commercial mandate holder, officer, or (except in the ordinary course of business consistent with past practice) employee or entry into any employment, severance, or similar Contract with any director, managing director, Prokurist, holder of procuration, commercial mandate holder, officer, or employee;

                  (d) adoption of, or increase (except in the ordinary course of business consistent with past practice) in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of such Acquired Entity;

                  (e) damage to or destruction or loss of any asset or property of such Acquired Entity, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of such Acquired Entity;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any Contract, any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any transaction involving a total remaining commitment by or to such Acquired Entity of at least 60,000 SFR, 70,000 DM or U.S. $50,000;

                  (g) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of such Acquired Entity or mortgage, pledge, or imposition of any Encumbrance on any material asset or property of such Acquired Entity, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (h) cancellation or waiver of any claims or rights with a value to such Acquired Entity in excess of 60,000 SFR, 70,000 DM or U.S. $50,000;

                  (i) material change in the accounting methods used by such Acquired Entity;

                  (j) incurrence or payment (other than regularly scheduled payments under debt obligations existing as of the date of this Agreement) of any indebtedness for borrowed money or any incurrence of or commitment to incur any material capital expenditures by such Acquired Entity, in each case, in excess of U.S. $30,000;

                  (k) acquisition of any assets or properties or any commitment to do so other than in the ordinary course of business by such Acquired Entity; or

                  (l) agreement, whether oral or written, by such Acquired Entity to do any of the foregoing.

                  5.17. CONTRACTS; NO DEFAULTS. (a) Part 5.17(a) of the Disclosure Letter contains a complete and accurate list, and the Company, Sub, Kilmer and the Interest Holders have delivered to Acquiror true and complete copies, of:

                  (i) each Applicable Contract that involves performance of services by any Acquired Entity of an amount or value in excess of 125,000 SFR, 150,000 DM or U.S. $100,000, except any such Applicable Contract that can be terminated without cause by either party thereto without penalty on 30 days or less notice;

                  (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to any Acquired Entity of an amount or value in excess of 125,000 SFR, 150,000 DM or U.S. $100,000, except any such Applicable Contract that can be terminated without cause by either party thereto without penalty on 30 days or less notice;

                  (iii) each Applicable Contract that was not entered into in the ordinary course of business and that involves expenditures or receipts by any Acquired Entity in excess of 125,000 SFR, 150,000 DM or U.S. $100,000, except any such Applicable Contract that can be terminated without cause by either party thereto without penalty on 30 days or less notice;

                  (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any personal property of any Acquired Entity (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than U.S. $20,000);

                  (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                  (vi) each collective bargaining agreement, voluntary company agreement between an employer and employees (or works council) concerning working conditions (Betriebsvereinbarung) and other Applicable Contract to or with any labor union or other employee representative of a group of employees or with a group of employees;


                  (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Entity with any other Person;

                  (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Entity or any Affiliate thereof or limit the freedom of any Acquired Entity or any Affiliate thereof to engage in any line of business or to compete with any Person;

                  (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods, except that, with respect to all Applicable Contracts relating to the retaining of Clinical Research Assistants ("CRAs") by any Acquired Entity, Part 5.17(a) of the Disclosure Letter need only set forth the aggregate payments made by the Acquired Entities to all such CRAs during fiscal 1995;

                  (x) each power of attorney with respect to any Acquired Entity or any Interest Holder that is currently effective and outstanding;

                  (xi) each Applicable Contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by any Acquired Entity to be responsible for consequential damages;

                   (xii) each Applicable Contract for capital expenditures by any Acquired Entity in excess of 70,000 SFR, 75,000 DM or U.S. $50,000;

                  (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Entity other than in the ordinary course of business; and

                  (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

                  (b) Except as set forth in Part 5.17(b) of the Disclosure
Letter: (i) none of the Interest Holders (and no Related Person of any Interest Holder) has or may acquire any material rights under, and none of the Interest Holders have or may become subject to any material obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, any Acquired Entity; and (ii) no officer, director, managing director, Prokurist, holder of procuration, commercial mandate holder, officer, agent, employee, consultant, or contractor of any Acquired Entity is bound by any Contract that purports to limit the ability of such officer, director, managing director, Prokurist, holder of procuration, commercial mandate holder, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of such Acquired Entity, or (B) assign to such Acquired Entity or to any other Person any rights to any invention, improvement, or discovery.

                  (c) Except as set forth in Part 5.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 5.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms.

                  (d) Except as set forth in Part 5.17(d) of the Disclosure
Letter:

                  (i) each Acquired Entity is, and at all times has been, in full compliance with all material terms and requirements of each Contract under which it has or had any obligation or liability or by which it or any of its assets is or was bound;

                  (ii) each other Person that has or had any obligation or liability under any Contract under which any Acquired Entity has or had any rights is, and at all times has been, in full compliance with all material terms and requirements of such Contract;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene in any material respect, conflict in any material respect with, or result in a material violation or breach of, or give any Acquired Entity or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                  (iv) no Acquired Entity has given to or received from any other Person, at any time any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or breach of, or default under, any Contract.

                  (e) Except as set forth in Part 5.17(e) of the Disclosure Letter, there are no renegotiations of, attempts to renegotiate, written demands to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to or by any Acquired Entity under current or completed Contracts with any Person, other than any reduction of less than 10% of the aggregate amount due to any Acquired Entity under any Applicable Contract with a sponsor which is proportional to a corresponding reduction of services to be performed by such Acquired Entity under such Contract.

                  (f) Except as set forth in Part 5.23 of the Disclosure Letter, the Contracts relating to the sale, design, manufacture, or provision of products or services by any Acquired Entity have been entered into in the ordinary course of business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in material violation of any Legal Requirement that is or was applicable to any Acquired Entity or to the conduct or operation of its business or the ownership or use of any of its properties or assets.

                  5.18. INSURANCE. (a) The Company, Sub, Kilmer and the Interest Holders have delivered to Acquiror: (i) true and complete copies of all policies of insurance to which any Acquired Entity is a party or under which any Acquired Entity, or any director, managing director, Prokurist, holder of procuration, commercial mandate holder, or officer of any Acquired Entity, is or has been covered at any time within the two years preceding the date of this Agreement;
(ii) true and complete copies of all pending applications for policies of insurance; and (iii) any statement by the auditor of any Acquired Entity's financial statements with regard to the adequacy of such Acquired Entity's coverage or of the reserves for claims.

                  (b) Except as set forth on Part 5.18(b) of the Disclosure
Letter:

                  (i) All insurance policies to which any Acquired Entity is a party or that provide coverage to any of the Interest Holders, any Acquired Entity or any director, managing director, Prokurist, holder of procuration, commercial mandate holder, or officer of any Acquired Entity; (A) to such Person's knowledge, are valid, outstanding, and enforceable; (B) are issued by an insurer that is financially sound and reputable; (C) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Entities taken as a whole for all risks to which the Acquired Entities are normally exposed; (D) are sufficient for compliance in all material respects with all Legal Requirements that are or were applicable to the Acquired Entities or to the conduct or operation of their business or the ownership or use of any of their properties or assets and all Contracts to which the Acquired Entities are party or by which they are bound; (E) will continue in full force and effect following the consummation of the transactions contemplated hereby; and
         (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Acquired Entities.

                  (ii) None of the Interest Holders, Sub, Kilmer nor the Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any insurance policy is not willing or able to perform its obligations thereunder.

                  (iii) Each Acquired Entity has paid all premiums due, and has otherwise performed in all material respects all of its obligations, under each insurance policy to which it is a party or that provides coverage to such Acquired Entity or a director, managing director, Prokurist, holder of procuration, commercial mandate holder, or officer thereof.

                  (iv) The Acquired Entities have given notice to the insurer of all claims that may be insured thereby.

                  5.19. ENVIRONMENTAL MATTERS.  Except as set forth in
Part 5.19 of the Disclosure Letter:

                  (a) Each of the Acquired Entities is, and at all times has been, in compliance in all material respects with, and has not been and is not in material violation of or liable under, any

Environmental Law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its properties or assets. None of the Interest Holders, Sub, Kilmer nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting or purporting to act in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential material violation or failure to comply in all material respects with any Environmental Law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its properties or assets, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any of the Interest Holders or any Acquired Entity has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Interest Holders, the Acquired Entities, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no pending or, to the knowledge of the Acquired Entities or the Interest Holders, threatened claims, Encumbrances, or other restrictions of a material nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law that is or was applicable to any of the Acquired Entities or to the conduct or operation of its business or the ownership or use of any of its properties or assets, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any of the Interest Holders or any Acquired Entity has or had an interest.

                  (c) None of the Acquired Entities nor the Interest Holders has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential material violation or failure to comply in all material respects with any Environmental Law that is or was applicable to any Acquired Entity or to the conduct or operation of its business or the ownership or use of any of its properties or assets, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any of the Interest Holders or any Acquired Entity has or had an interest, or with respect to any property or Facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Interest Holders, the Acquired Entities, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (d) None of the Acquired Entities nor the Interest Holders, or any other Person for whose conduct they are or may be held responsible, has any material Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which any of the Interest Holders or the Acquired Entities (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                  (e) There are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. None of the Interest Holders, the Acquired Entities, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which any of the Interest Holders or the Acquired Entities has or had an interest except in compliance in all material respects with all Environmental Laws that are or were applicable to any Acquired

Entity or to the conduct or operation of its business or the ownership or use of any of its properties or assets.

                  (f) There has been no Release or, to the knowledge of the Acquired Entities or the Interest Holders, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any of the Interest Holders or the Acquired Entities has or had an interest, or any geologically or hydrologically adjoining property, whether by the Interest Holders, the Acquired Entities, or any other Person.

                  (g) The Interest Holders and the Acquired Entities have delivered to Acquiror true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Interest Holders or the Acquired Entities pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Interest Holders, the Acquired Entities, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws that are or were applicable to any of the Acquired Entities or to the conduct or operation of its business or the ownership or use of any of its properties or assets.

                  5.20. EMPLOYEES. (a) Part 5.20 of the Disclosure Letter contains a complete and accurate summary of the following information for each employee, officer or director, managing director or Prokurist, holder of procuration or commercial mandate holder of each Acquired Entity, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since December 31, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), other equity participation arrangement, severance pay, insurance, medical, welfare, or vacation plan or any other employee benefit plan.

                  (b) Except as set forth in Part 5.20 of the Disclosure Letter, no employee, officer or director, managing director or Prokurist, holder of procuration or commercial mandate holder of any Acquired Entity is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee, officer or director, managing director or Prokurist, holder of procuration or commercial mandate holder and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect the ability of such Acquired Entity to conduct its business, including any Proprietary Rights Agreement with the Interest Holders or the Acquired Entities by any such employee, officer or director, managing director or Prokurist, holder of procuration or commercial mandate holder. Except as set forth in Part 5.20 of the Disclosure Letter, to the knowledge of the Acquired Entities and the Interest Holders, no director, managing director, Prokurist, holder of procuration, commercial mandate holder, officer, or other key employee of any Acquired Entity intends to terminate his employment with the Acquired Entities.

                  (c) Part 5.20 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee, officer or director, managing director or Prokurist, holder of procuration or commercial mandate holder of any Acquired Entity, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

                  5.21. LABOR RELATIONS; COMPLIANCE. Except as set forth in Part
5.21 of the Disclosure Letter, since June 26, 1987 with respect to the Company, February 9, 1990 with respect to Sub and October 12, 1989 with respect to Kilmer, no Acquired Entity has been nor is it currently a party to any collective bargaining or other labor Contract. Since June 26, 1987 with respect to the Company, February 9, 1990 with respect to Sub and October 12, 1989 with respect to Kilmer, there has not been, there is not presently pending or existing, and, to the knowledge of the Acquired Entities, there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Entity relating to the alleged material violation of any Legal Requirement applicable to such Acquired Entity pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with any Governmental Body, organizational activity, or other labor or employment dispute against or affecting any Acquired Entity or its premises, or (c) any application for certification of a collective bargaining agent. Except as set forth in Part 5.21 of the Disclosure Letter, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Entity, and no such action is contemplated by any Acquired Entity. Except as set forth in Part 5.21 of the Disclosure Letter, each Acquired Entity has complied in all material respects with all Legal Requirements applicable to it relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Except as set forth in Part 5.21 of the Disclosure Letter, no Acquired Entity is liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply in all material respects with any of the foregoing Legal Requirements.

                  5.22. INTELLECTUAL PROPERTY. (a) The term "Intellectual Property Assets" includes: (i) the name "BioClin Europe AG," "BioClin AG," "BioClin GmbH" and all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks"); (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents"); (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and (iv) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by any Acquired Entity as licensee or licensor.

                  (b) Part 5.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by any Acquired Entity, of all Contracts relating to the Intellectual Property Assets to which any Acquired Entity is a party or by which it is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than 40,000 SFR, 50,000 DM or U.S. $30,000 under which any Acquired Entity is the licensee. There are no outstanding and, to the knowledge of the Interest Holders and the Acquired Entities, no threatened disputes or disagreements with respect to any such agreement.

                  (c) (i) The Intellectual Property Assets are all those necessary for the operation of each Acquired Entity's business as it is currently conducted. The Acquired Entities are the owners or licensees of all right, title, and interest in and to the Intellectual Property Assets (other than to the extent that any Acquired Entity is obligated to assign any application, invention, development, etc. relating to such Intellectual Property Assets to another Person under an Applicable Contract with a sponsor), free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and, except as set forth in Part 5.17(a) of the Disclosure Letter, have the right to use without payment to a third party all of the Intellectual Property Assets.

                  (ii) Except as set forth in Part 5.22(c) of the Disclosure Letter, all former and current employees of each Acquired Entity have executed written Contracts with such Acquired Entity that assign to it all rights to any inventions, improvements, discoveries, or information relating to the business of such Acquired Entity. Except as set forth in Part 5.22(c) of the Disclosure Letter, no employee of any Acquired Entity has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than such Acquired Entity.

                  (d) (i) Part 5.22(d) of the Disclosure Letter contains a complete and accurate list and summary description of all Patents owned by or licensed to the Acquired Entities. Except as set forth in Part 5.22(d) of the Disclosure Letter, the Acquired Entities are the owners or licensees of all right, title, and interest in and to such Patents, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) Except as set forth in Part 5.22(d) of the Disclosure Letter, all of the issued Patents owned by the Acquired Entities are currently in compliance in all material respects with applicable Legal Requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety days after the Closing Date.

                  (iii) Except as set forth in Part 5.22(d) of the Disclosure Letter, no Patent owned by the Acquired Entities has been or is now involved in any interference, reissue, reexamination, or opposition proceeding nor to the knowledge of the Interest Holders and the Acquired Entities is there any potentially interfering patent or patent application of any third party.

                  (iv) Except as set forth in Part 5.22(d) of the Disclosure Letter, no Patent is infringed or, to the knowledge of the Interest Holders and the Acquired Entities, has been challenged or threatened in any way. Except as set forth in Part 5.22(d) of the Disclosure Letter, none of the products manufactured and sold, nor any process or know-how used, by the Acquired Entities infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                  (v) Except as set forth in Part 5.22(d) of the Disclosure Letter, all products made, used, or sold under the Patents owned by the Acquired Entities have been marked with the proper patent notice.

                  (e) (i) Part 5.22(e) of Disclosure Letter contains a complete and accurate list and summary description of all Marks owned by or licensed to the Acquired Entities. Except as set forth in Part 5.22(e) of the Disclosure Letter, the Acquired Entities are the owners or licensees of all right, title, and interest in and to such Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) Except as set forth in Part 5.22(e) of the Disclosure Letter, all Marks owned by the Acquired Entities that have been registered with the Swiss Federal Intellectual Property Office or similar foreign Governmental Body are currently in compliance in all material respects with applicable Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety days after the Closing Date.

                  (iii) Except as set forth in Part 5.22(e) of the Disclosure Letter, no Mark owned by the Acquired Entities has been or is now involved in any opposition, invalidation, or cancellation and, to the knowledge of the Acquired Entities and the Interest Holders, no such action is threatened with the respect to any of such Marks.

                  (iv) Except as set forth in Part 5.22(e) of the Disclosure Letter, to the knowledge of the Acquired Entities and the Interest Holders, there is no potentially interfering trademark or trademark application of any third party.

                  (v) Except as set forth in Part 5.22(e) of the Disclosure Letter, no Mark owned by the Acquired Entities is infringed or, to the knowledge of the Acquired Entities and the Interest Holders, has been challenged or threatened in any way. Except as set forth in Part 5.22(e) of the Disclosure Letter, none of the Marks used by the Acquired Entities infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (vi) Except as set forth in Part 5.22(e) of the Disclosure Letter, all products and materials containing a Mark owned by the Acquired Entities bear the proper federal registration notice where permitted by law.

                  (f) (i) Part 5.22(f) of the Disclosure Letter contains a complete and accurate list and summary description of all Copyrights owned by or licensed to the Acquired Entities. Except as set forth in Part 5.22(f) of the Disclosure Letter, the Acquired Entities are the owners or licensees of all right, title, and interest in and to such Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) Except as set forth in Part 5.22(f) of the Disclosure Letter, all the Copyrights owned by the Acquired Entities have been registered (to the extent required to protect such Copyrights) and are currently in compliance in all material respects with applicable Legal Requirements, are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety days after the date of Closing.

                  (iii) Except as set forth in Part 5.22(f) of the Disclosure Letter, no Copyright owned by the Acquired Entities is infringed or, to the knowledge of the Acquired Entities and the Interest Holders, has been challenged or threatened in any way. Except as set forth in Part 5.22(f) of the Disclosure Letter, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                  (iv) Except as set forth in Part 5.22(f) of the Disclosure Letter, all works encompassed by the Copyrights owned by the Acquired Entities have been marked with the proper copyright notice (to the extent required to protect such Copyrights).

                  (g) (i) With respect to each Trade Secret owned by the Acquired Entities, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                  (ii) Except as set forth in Part 5.22(g) of the Disclosure Letter, the Interest Holders and the Acquired Entities have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets owned by the Acquired Entities.

                  (iii) Except as set forth in Part 5.22(g) of the Disclosure Letter, the Acquired Entities have good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. Except as set forth in
Part 5.22(g) of the Disclosure Letter, the Trade Secrets owned by the Acquired Entities are not part of the public knowledge or literature, and, to the knowledge of the Acquired Entities and the Interest Holders, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Acquired Entities) or to the detriment of the Acquired Entities. Except as set forth in Part 5.22(g) of the Disclosure Letter, no Trade Secret owned by the Acquired Entities is subject to any adverse claim or has been challenged or threatened in any way.

                  (h) Except as set forth in Part 5.22(h) of the Disclosure Letter, no Contract (whether or not related to the Intellectual Property Assets) obligates the Acquired Entities or any director, managing director, Prokurist, holder of procuration, commercial mandate holder, officer or employee of the Acquired Entities to disclose and/or assign to another Person, any Intellectual Property Asset or any developments, inventions, etc. relating to the Intellectual Property Assets.

                  5.23. CERTAIN PAYMENTS. Except as set forth in Part 5.23 of the Disclosure Letter, none of the Acquired Entities nor any director, managing director, Prokurist, holder of procuration, commercial mandate holder, officer, agent, or employee of the Acquired Entities, or any other Person associated with or acting for or on behalf of the Acquired Entities, has directly or indirectly
(a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured,
(iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Entity, or any Affiliate of any Acquired Entity, or (iv) in violation of any Legal Requirement that is or was applicable to any of the Acquired Entities or to the conduct or operation of its business or the ownership or use of any of its properties or assets; (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Entities.

                  5.24. DISCLOSURE. (a) No representation or warranty of the Acquired Entities or the Interest Holders in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. None of the information to be supplied by the Acquired Entities or the Interest Holders for inclusion in, or to be incorporated by reference in, the Proxy Statement will, at the time of the mailing of the Proxy Statement and the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) No notice given by the Acquired Entities or any of the Interest Holders pursuant to Section 7.6 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  (c) There is no fact known to any of the Acquired Entities or the Interest Holders that has specific application to the Interest Holders or the Acquired Entities (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Acquired Entities taken as a whole that has not been set forth in this Agreement or the Disclosure Letter.

                  5.25. RELATIONSHIPS WITH RELATED PERSONS. Except as set forth in Part 5.25 of the Disclosure Letter, none of the Interest Holders or any Related Person of such Interest Holders or of the Acquired Entities has, or since the first day of the next to last completed fiscal year of the Company has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to any Acquired Entity's business. Except as set forth in Part 5.25 of the Disclosure Letter, none of the Interest Holders or any Related Person of such Interest Holders or of the Acquired Entities owns, or since the first day of the next to last completed fiscal year of the Company owned (of record or as a beneficial owner), an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Entity, or (ii) engaged in competition with any Acquired Entity with respect to any line of the products or services of the Acquired Entities (a "Competing Business") in any market presently served by the Acquired Entities, except for less than one percent of the outstanding capital stock or stated capital of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 5.25 of the Disclosure Letter, none of the Interest Holders or any Related Person of such Interest Holders or of the Acquired Entities is a party to any Contract with, or has any claim or right against, any Acquired Entity, other than Contracts relating to their employment with such Acquired Entity and claims for ordinary compensation as provided by any such Contract.

                  5.26. BROKERS AND FINDERS. Neither the Interest Holders nor the Acquired Entities nor any of their respective officers, directors, managing directors, Prokurists, holder of procuration, commercial mandate holder, or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted, directly or indirectly, for any of the Interest Holders or the Acquired Entities, in connection with this Agreement or the transactions contemplated hereby or thereby.

                  5.27. EMPLOYEE BENEFIT PLANS. (a) Part 5.27 of the Disclosure Letter sets forth a complete and accurate list and summary description of each employee benefit plan or arrangement, including, without limitation, bonus, savings or profit sharing plan, deferred compensation plan, pension or retirement plan, stock option plan, stock appreciation right plan, executive compensation practice and other executive perquisite, each plan or arrangement providing for insurance (including, without limitation, health and life insurance) coverage, severance, termination or similar coverage and each written compensation policy and practice, which in each case, covers any current or former employee, officer, director, managing director, Prokurist, holder of procuration, commercial mandate holder, or agent of any Acquired Entity, and which is or was maintained or contributed to by any Acquired Entity, other than those benefit plans or arrangements mandated by applicable Legal Requirements.

                  (b) Except as set forth in Part 5.27 of the Disclosure Letter, each Acquired Entity has (i) complied in all material respects with all Legal Requirements applicable to the employee benefit plans and arrangements listed in
Part 5.27 of the Disclosure Letter applicable to it, (ii) made all contributions to such plans and arrangements that were required to be made pursuant to applicable Legal Requirements; (iii) in the Balance Sheet, made adequate provision for pension obligations that have been accrued but are not yet due and payable and (iv) no pension obligations other than those required by Swiss or German law, as the case may be.

                  5.28. INVESTMENT INTENT; ACCREDITED INVESTOR. (a) The Interest Holders are acquiring the Acquiror Shares pursuant to Article II of this Agreement for their own accounts and not with the view to, or for resale in connection with, any distribution or public offering thereof with the meaning of the Securities



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

Act, except as contemplated by the Stockholders' Agreement. Each Interest Holder is either (i) an "accredited investor" as such term is defined in Section 501(a) of Regulation D promulgated under the Securities Act or (ii) otherwise has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and the risks of the Acquiror Shares being delivered pursuant to Section 2.1 of this Agreement so that such delivery of Acquiror Shares is eligible for exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act or Regulation S thereunder. Each Interest Holder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Acquiror Shares, has had full access to such information concerning Acquiror as such Person has requested and possesses substantial information about, and familiarity with, Acquiror as a result of the information provided to such Person. The Interest Holders understand that the Acquiror Shares have not been registered under the Securities Act by reason of their contemplated issuance by Acquiror in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that the reliance of Acquiror upon this exemption is predicated in part upon this representation and warranty by the Interest Holders.

                  (b) Each member of the Employee Group is acquiring the Acquiror Shares pursuant to Article II of this Agreement for her own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Each member of the Employee Group is not a "U.S. Person" as such term is defined in Section 901(o) of Regulation S promulgated under the Securities Act. Each member of the Employee Group understands that the Acquiror Shares have not been registered under the Securities Act by reason of their contemplated issuance by Acquiror in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Regulation S promulgated thereunder, and that the reliance of Acquiror upon this exemption is predicated in part upon this representation and warranty by the Employee Group.

                                   ARTICLE VI
                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING

                  6.1. CONDUCT PRIOR TO CLOSING. (a) The Acquired Entities and the Interest Holders hereby covenant and agree with Acquiror, that, prior to the Closing, unless the prior written consent of Acquiror shall have been obtained and except as otherwise contemplated herein, each of the Acquired Entities shall, and the Interest Holders will cause each Acquired Entity to, operate its business only in the usual, regular and ordinary course and in accordance with past practices and to conduct its business in compliance in all material respects with the standards of the industry in which it operates and provides services; and to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain the relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Acquired Entities. From the date hereof until the Closing, except as otherwise specifically provided in this Agreement (including, without limitation, Section 6.3), each of the Acquired Entities agrees that it will not, and the Interest Holders covenant and agree that they will not permit any Acquired Entity to, do or agree or commit to do, without the prior written consent of Acquiror, any of the following:

                   (i) incur any liabilities or obligations in excess of U.S. $50,000, in the aggregate, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument;

                  (ii) acquire any equity, debt or other investment securities except for acquisitions of such securities in the ordinary course of business;

                 (iii) grant any increase in compensation (including any salaries or bonuses) to its employees as a class, or to its officers or directors, managing director or Prokurist, holder of procuration or commercial mandate holder, except as required by law or at times and in a manner consistent with past practice; effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law); enter into any employment, severance or similar agreements or arrangements



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

         with any director, managing director or Prokurist, holder of procuration, commercial mandate holder, or officer or employee other than the agreements or severance and other plans described in Part 5.27 of the Disclosure Letter, which in the case of employment agreements would extend beyond the Closing Date (it being understood that nothing contained herein shall prohibit any Acquired Entity from paying individual merit increases or promotional increases, or performance bonuses to its employees based on formulas consistent with those used in the past for similar levels of performance); or establish, adopt, enter into or amend any employee benefit plan for the benefit of any director, managing director or Prokurist, holder of procuration, commercial mandate holder, or officer or employee;

                  (iv) declare any profit to be distributed to its shareholders or pay any profit and purchase, redeem or otherwise acquire any of its shares;

                  (v) other than with respect to the loan and letter agreement relating to the acquisition of real property in connection with establishing a representative office in Lithuania, purchase or otherwise acquire any substantial portion of the assets, or of any class of stock or equity interests of any Person except in partial or complete satisfaction of debts previously contracted; merge into any other Person or permit any other Person to merge into it or consolidate with any other Person; liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of business consistent with past practice, or issue any shares or permit any shares held in its treasury to become outstanding; or issue or grant or extend the term of any option, warrant, conversion or stock appreciation right not in existence on the date hereof;

                  (vi) propose or adopt any amendments to its organizational or organic documents;

                  (vii) enter into any type of business not conducted by such Acquired Entity as of the date of this Agreement or create or organize any new Subsidiary or enter into or participate in any joint venture or partnership;

                  (viii) propose or adopt any material changes to the accounting principles used by such Acquired Entity except as required by applicable generally accepted accounting principles and then only in consultation with Acquiror;

                  (ix) enter into any agreement or transactions with any of the Interest Holders, another Acquired Entity or any Affiliate thereof or make any material amendment or modification to any such agreement, except as contemplated by this Agreement; or

                  (x) agree or commit to do any of the foregoing.

Without limiting the foregoing, from the date hereof until the Closing, the Acquired Entities shall not, and the Interest Holders agree that they will not permit any Acquired Entity to, without first promptly notifying Acquiror and obtaining the prior written consent of Acquiror, take any action or permit or suffer to be taken any action, which is represented in Section 5.16 not to have been taken since the date of the Balance Sheet.

                  (b) From the date hereof until the Closing, Acquiror shall not, without first promptly notifying the Interest Holders and providing the Interest Holders an opportunity to express their views, take any action or permit or suffer to be taken any action, which is represented in Section 3.8 not to have been taken since March 31, 1996.

                  6.2. CONSENTS AND APPROVALS. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to cooperate with the other and use all reasonable best efforts to satisfy the conditions set forth in Article VIII to be satisfied and to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, regulations and contractual arrangements to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each of the parties hereto hereby covenants and agrees subject, in the case of Acquiror to the fiduciary obligations of Acquiror's Board of Directors, to take no action
(a) which would render any of its representations and warranties contained herein untrue at and as of the Closing except as otherwise contemplated herein or (b) which would adversely affect its ability to satisfy any of the conditions set forth in
Article VIII, including, without limitation, the ability to obtain any necessary Governmental Authorizations required for the transactions contemplated hereby or materially increase the period of time necessary to obtain such authorizations.

                  (b) To the extent that the rights of any Acquired Entity under any agreement, arrangement or understanding may not be assigned without the consent or approval of another party thereto, such Acquired Entity shall, and the Interest Holders shall cause such Acquired Entity to, use all reasonable efforts to obtain any such consent or to amend the agreement, arrangement or understanding such that no consent is required.

                  6.3. BOOKKEEPING, ACCOUNTING AND FINANCIAL REPORTING CAPABILITIES. (a) The Acquired Entities and the Interest Holders hereby covenant and agree with Acquiror, that (i) prior to the Closing, the Acquired Entities and the Interest Holders will deliver to Acquiror: (A) an audited combined consolidated balance sheet of the Company and the BioClin Affiliates as at December 31, 1994, and the related audited combined consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal year then ended as well as the fiscal year ended December 31, 1993, together with the report thereon of KPMG Peat Marwick L.L.P., and (B) an audited combined consolidated balance sheet of the Company and the BioClin Affiliates as at December 31, 1995 and the related audited combined consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal year then ended, together with the report thereon of KPMG Peat Marwick L.L.P., including, in each case, the notes thereto, and (ii) (A) the financial statements with respect to fiscal 1995 will be prepared in accordance with U.S. GAAP (which except where noted therein, will be consistently applied), and will fairly present the financial condition and results of operations, changes in stockholders' equity and cash flow of the Company and the BioClin Affiliates as at the respective dates and for the periods referred to in such financial statements and (B) the financial statements with respect to fiscal 1993 and 1994 will be prepared in accordance with Swiss GAAP and will be reconciled to U.S. GAAP.

                  (b) The Acquired Entities and the Interest Holders hereby covenant and agree with Acquiror, that, prior to the Closing, the Acquired Entities shall, and the Interest Holders shall cause the Acquired Entities to, hire such number of bookkeepers and/or accountants, or an accounting firm to provide such bookkeeping and accounting services, reasonably acceptable to Acquiror, both in terms of number and identity, such that the Acquired Entities will, upon the Closing, have adequate financial reporting capabilities to ensure that the reporting of consolidated financial results by Acquiror on a post-Closing basis shall be made in a manner that will enable Acquiror meet all reporting obligations applicable to it pursuant to the Exchange Act.

                  (c) Notwithstanding any other provision hereof to the contrary (including, without limitation, Section 10.2), to the extent Acquiror incurs any fees or expenses in connection with the employment of Persons in connection with the rendering of services contemplated by Section 6.3(b), the Acquired Entities shall promptly reimburse Acquiror for all such fees and expenses.


                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

                  7.1. CURRENT INFORMATION. During the period from the date of this Agreement to the Closing, the Interest Holders, on the one hand, and Acquiror, on the other hand, will cause one or more of their Representatives to confer on a regular and frequent basis with Representatives of the other party with respect to the status of the ongoing operations of the Acquired Entities. Each party will promptly notify the other party of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material Proceedings involving such party which would in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated by this Agreement, and each party will keep the other party fully informed with respect to such events. Each party will also notify the other party of the status of regulatory applications and third party consents related to the transactions contemplated hereby.

                  7.2. ACCESS AND INVESTIGATION. To the full extent permitted by applicable law, between the date of this Agreement and the Closing Date, the Acquired Entities shall, and the Interest Holders shall cause the Acquired Entities and its Representatives to, (a) afford Acquiror and its Representatives (collectively, "Acquiror's Advisors") full and free access to the personnel, properties (including subsurface testing), contracts, books and records, and other documents and data of the Acquired Entities, (b) furnish Acquiror and Acquiror's Advisors with copies of all such contracts, books and records, and other existing documents and data as Acquiror may reasonably request, and (c) furnish Acquiror and Acquiror's Advisors with such additional financial, operating, and other data and information as Acquiror may reasonably request.

                  7.3. EFFECT OF INVESTIGATIONS. Notwithstanding the notification and cure provisions of Sections 7.6(c) and (d), but subject to the provisions of Sections 8.2 and 8.3, no investigation by the parties hereto made heretofore or hereafter, whether pursuant to this Agreement or otherwise (including without limitation, any action taken by or information provided to Acquiror pursuant to the provisions of Sections 7.1 and 7.2) shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation.

                  7.4. PRESS RELEASES, ETC. Acquiror and the Interest Holders will consult with each other as to the form, substance and timing of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby and no such press release or other public disclosure shall be made without the consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that either party may make such disclosures as are required by law after making reasonable efforts in the circumstances to consult in advance with the other party.

                  7.5. ACQUISITION PROPOSALS. Until such time, if any, as this Agreement is terminated pursuant to Article IX, the Acquired Entities and the Interest Holders will not, and the Interest Holders will cause the Acquired Entities and its Representatives not to, directly or indirectly solicit, initiate, or encourage or take any other action to facilitate (including by way of providing information) any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Acquiror) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of the Acquired Entities, or any of the equity interests of the Acquired Entities, or any merger, consolidation, business combination, or similar transaction involving the Acquired Entities. The Acquired Entities and the Interest Holders shall promptly advise Acquiror orally and in writing of any inquiry or proposal which relates to such a transaction.

                  7.6. NOTIFICATION OF CERTAIN MATTERS. (a) Between the date of this Agreement and the Closing Date, each Interest Holder will promptly notify Acquiror in writing if such Interest Holder or any Acquired Entity has knowledge of any fact or condition that causes or constitutes a breach of the Trustee's, or any of the Interest Holders' or any Acquired Entity's representations and warranties as of the date of this Agreement, or if such Interest Holder or any Acquired Entity has knowledge of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition, or any fact or condition disclosed to the Interest Holders by Acquiror pursuant to
Section 7.6(d), require any change in the Disclosure Letter, if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Interest Holders will promptly deliver to Acquiror a supplement to the Disclosure Letter specifying such change. During the same period, each Interest Holder will promptly notify Acquiror if such Interest Holder or any Acquired Entity has knowledge of the occurrence of any breach of any covenant of the Interest Holders or the Acquired Entities in Article VI, this Article VII or of the occurrence of any event that may make the satisfaction of the conditions in Article VIII impossible or unlikely.

                  (b) Between the date of this Agreement and the Closing Date, Acquiror will promptly notify the Interest Holders in writing if Acquiror has knowledge of any fact or condition that causes or constitutes a breach of the Acquiror's representations and warranties as of the date of this Agreement, or if Acquiror has knowledge of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition, or any fact or condition disclosed to Acquiror by any Interest Holder pursuant to Section 7.6(c), require any change in the Acquiror Letter, if the Acquiror Letter were dated the date of the occurrence or discovery of any such act or condition, Acquiror will promptly deliver to the Interest Holders a supplement to the Acquiror Letter specifying such change. During the same period, Acquiror will promptly notify the Interest Holders if Acquiror has knowledge of the occurrence of any breach of any covenant of Acquiror in Article VI, this Article VII or of the occurrence of any event that may make the satisfaction of the conditions in Article VIII impossible or unlikely.

                  (c) Between the date of this Agreement and the Closing Date, each Interest Holder will promptly notify Acquiror in writing if such Interest Holder or any Acquired Entity has knowledge of any fact or condition that causes or constitutes a breach of Acquiror's representations and warranties as of the date of this Agreement, or if such Interest Holder or any Acquired Entity has knowledge of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each Interest Holder will promptly notify Acquiror if such Interest Holder or any Acquired Entity has knowledge of the occurrence of any breach of any covenant of Acquiror in Article VI, this Article VII or of the occurrence of any event that may make the satisfaction of the conditions in Article VIII impossible or unlikely.

                  (d) Between the date of this Agreement and the Closing Date, Acquiror will promptly notify the Interest Holders in writing if Acquiror has knowledge of any fact or condition that causes or constitutes a breach of the Trustee's, any Acquired Entity's or any of the Interest Holders' representations and warranties as of the date of this Agreement, or if Acquiror has knowledge of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, Acquiror will promptly notify the Interest Holders if Acquiror has knowledge of the occurrence of any breach of any covenant of the Acquired Entities or the Interest Holders in Article VI, this Article VII or of the occurrence of any event that may make the satisfaction of the conditions in Article VIII impossible or unlikely.

                  (e) For purposes of this Agreement, "knowledge" on the part of Acquiror means the actual knowledge of Mr. Paul J. Schmitt, Mr. John G. Cooper or Mr. Lief Modeweg, and knowledge on the part of the Acquired Entities means the actual knowledge of Dr. Jack Barbut or Dr. J. Chris Jensen; provided, however, that all such Persons shall be deemed to have actual knowledge of all matters disclosed in the Acquiror Letter and the Disclosure Letter.

                  (f) Not later than ten Business Days prior to the scheduled Closing Date, (i) Acquiror shall deliver to the Interest Holders a supplement to the Acquiror Letter and (ii) the Interest Holders shall deliver to Acquiror a supplement to the Disclosure Letter, in each case, that updates such disclosure from the date of this Agreement to such date of delivery. Thereafter, until the Closing, Acquiror and the Interest Holders shall notify each other in writing of any changes or supplements to the updated information necessary, to the knowledge of Acquiror or the Interest Holders, as the case may be, to make such information correct and complete at all times up to and including the Closing.

                  (g) Notwithstanding the foregoing provisions of this Section 7.6, nothing herein contained shall be construed to, in any manner, (i) modify the representations and warranties of the parties contained herein as made as of the date hereof or (ii) affect any right or remedy of any party granted hereunder or under the Stockholders' Agreement (including, without limitation, the conditions to Closing set forth in Article VIII herein and the indemnification provisions set forth in Article IV of the Stockholders' Agreement).

                  7.7. CUSTOMERS. After execution of this Agreement and prior to Closing, the Interest Holders, the Acquired Entities and Acquiror shall, either individually or jointly, notify the customers of the Acquired Entities of the transactions contemplated hereby. As promptly as practicable following the

Closing, the Interest Holders and Acquiror shall notify such customers thereof and shall provide, or join in providing where appropriate, all notices to such customers and other persons that the Interest Holders, the Acquired Entities or Acquiror, as the case may be, are or is required to give by any Governmental Body having jurisdiction over any such Person or under applicable law or other terms of any other agreement between any Acquired Entity or its employees and any customer in connection with the transactions contemplated hereby.

                  7.8. PRESERVATION OF RELATIONSHIPS. The Interest Holders (excluding, for this purpose, Hackel) shall use their best efforts, and shall use their best efforts to cause all of their Affiliates including, without limitation, the Acquired Entities and their respective employees (in their capacity as employees) to use their best efforts, to maintain in effect all material contractual and business relationships with the Acquired Entities or the employees (in their capacity as employees) and to waive any and all rights to terminate any such relationship arising as a result of the transactions contemplated by this Agreement, except as otherwise contemplated by this Agreement.

                  7.9. RESALE; LEGENDS. (a) The Interest Holders and the Acquired Entities shall not sell or otherwise transfer any of their Acquiror Shares until (a) such Acquiror Shares shall have been registered under the Securities Act, or (b) Acquiror shall have received an opinion of legal counsel, satisfactory to Acquiror, that such Acquiror Shares may be legally sold or otherwise transferred without such registration.

                  (b) For a period of forty days following the Closing, no member of the Employee Group shall sell or otherwise transfer, or offer to sell or otherwise transfer, any of their Acquiror Shares in the United States or to or for the account or the benefit of a "U.S. Person" as such term is defined in
Section 901(o) of Regulation S promulgated under the Securities Act. Thereafter, no member of the Employee Group shall sell or otherwise transfer, or offer to sell or otherwise transfer, any of their Acquiror Shares in the United States or to or for the account or the benefit of a U.S. Person until (a) such Acquiror Shares shall have been registered under the Securities Act, or (b) Acquiror shall have received an opinion of legal counsel, satisfactory to Acquiror, that such Acquiror Shares may be legally offered, sold or otherwise transferred in the United States or to or for the account or the benefit of a U.S Person without such registration.

                  (c) The Acquiror Shares to be delivered to the Interest Holders and/or the Acquired Entities shall be imprinted with a legend, in substantially the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and may not be sold or transferred in the absence of an effective registration statement under the Act or an exemption from registration thereunder. Prior to any sale or transfer of the securities represented by this certificate, except pursuant to an effective registration statement under the Act covering such sale or transfer, the holder hereof shall have delivered to the issuer hereof (the "Company") an opinion of counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from registration under the Act."

                  (d) The Acquiror Shares to be delivered to the Employee Group shall be imprinted with a legend in substantially the following form:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and, for a period of 40 days after delivery pursuant to the Share Exchange Agreement dated August 19, 1996, may not be sold or otherwise transferred or offered for sale or transfer in the United States or to or for the account or the benefit of a U.S. Person (as such term is defined in Section 901(o) of Regulation S promulgated under the Act) or at any time thereafter in the absence of an effective registration statement under the Act or an exemption from registration thereunder. Prior to any offer, sale or transfer of the securities represented by this certificate following such 40 day period in the United States or to or for the account or the benefit of a U.S. Person, except pursuant to an effective registration statement under the Act covering such offer, sale or transfer, the holder hereof shall have delivered to the issuer hereof (the "Company") an opinion of counsel reasonably satisfactory to the Company to the effect that such offer, sale or transfer is exempt from registration under the Act."

                  7.10. POOLING TREATMENT. Neither Acquiror nor any Acquired Entity nor any of the Interest Holders shall intentionally take, fail to take or cause to be taken or not taken any action within its control, whether before or after the Closing, which would disqualify the transactions consummated under this Agreement as a "pooling of interests" for accounting purposes.

                  7.11. SHAREHOLDER APPROVAL; PROXY STATEMENT. (a) As soon as practicable after the date hereof, Acquiror shall prepare a proxy statement (the "Proxy Statement"), file it with the SEC, respond to comments of the Staff of the SEC, clear the Proxy Statement with the Staff of the SEC and promptly thereafter mail the Proxy Statement to all holders of Acquiror Common Stock. The Interest Holders shall, and shall cause the Acquired Entities to, cooperate with Acquiror in the preparation of the Proxy Statement.

                  (b) Acquiror shall take all action necessary, in accordance with applicable law and its certificate of incorporation and by-laws, to convene a meeting of the holders of Acquiror Common Stock (the "Stockholders Meeting") for the purpose of considering and taking action with respect to the approval of the issuance of the Acquiror Shares as required by the rules of the National Association of Securities Dealers, Inc. in connection with the transactions contemplated by this Agreement and any of the other transactions pursuant to which Acquiror shall acquire all of the outstanding capital stock or equity interests in each of the BioClin Affiliates.

                                  ARTICLE VIII
                                   CONDITIONS

                  8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO CONSUMMATE THE CLOSING. The respective obligations of each party to consummate the Closing shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

                  (a) The issuance of the Acquiror Shares shall have been approved by the requisite vote of the holders of Acquiror Common Stock.

                  (b) The transfer of the Company Shares and the Kilmer Shares and the sale, transfer and assignment of Sub Shares and the transfer and delivery of the Acquiror Shares in consideration and in exchange therefor as contemplated by this Agreement and the transactions contemplated hereby shall have been approved by the Governmental Bodies whose approval is required to consummate the transactions contemplated hereby without any condition which is reasonably likely to have a material adverse effect on the financial condition, business or results of operations of the Acquired Entities or Acquiror taken as a whole; all conditions required to be satisfied prior to the Closing imposed by the terms of such approvals shall have been satisfied; and all notifications to any Governmental Bodies that are required shall have been made.

                  (c) None of Acquiror, the Trustee, the Interest Holders nor the Acquired Entities shall be subject to any order, decree or injunction of any Governmental Body which enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

                  (d) Acquiror, the Acquired Entities and the Interest Holders shall have received a letter, dated the Closing Date, from KPMG Peat Marwick L.L.P. to the effect that, for financial reporting purposes, the transactions contemplated hereby qualify for pooling-of-interests accounting treatment under U.S. GAAP if consummated in accordance with this Agreement.

                  (e) The Stockholders' Agreement and the Employment Agreements shall have been entered into by the parties thereto.

                  8.2. CONDITIONS TO OBLIGATION OF ACQUIROR TO CONSUMMATE THE CLOSING. The obligations of Acquiror to consummate the Closing shall be subject to the fulfillment or waiver at or prior to the Closing of the following additional conditions:

                  (a) (i) The representations and warranties of the Acquired Entities, the Trustee, the Employee Trustee and the Interest Holders set forth in Articles IV and V hereof (A) that contain a materiality qualification shall be true and correct and (B) that do not contain a materiality qualification shall be true and correct in all material respects, as of the Closing as though made at and as of the Closing (it being understood that representations and warranties that speak as of a specified date shall continue to speak only as of the date so specified) without giving effect to any supplement to the Disclosure Letter, except for such changes occurring after the date hereof in the ordinary course of business of the Acquired Entities and in accordance with the terms and provisions of this Agreement (including, without limitation, Section 6.1(a)), which, in the aggregate, would not have a material adverse effect on the financial condition, operations or prospects of the Acquired Entities and the BioClin Affiliates taken as a whole, and (ii) Acquiror shall have received a signed certificate of each of the Acquired Entities (which is to the knowledge of a principal executive officer thereof), the Trustee and the Interest Holders to that effect. Acquiror's closing of the transactions contemplated by this Agreement and the agreements with the BioClin Affiliates with respect to Acquiror's acquisition of all of the outstanding capital stock or equity interests of the BioClin Affiliates shall constitute acceptance of the disclosures made by the Acquired Entities and/or the Interest Holders prior to Closing in the Disclosure Letter and waiver of any purported misrepresentation or breach of any representation or warranty made by such Persons in Article V or any covenant of such Persons contained in Article VI or VII to the extent the Disclosure Letter, as supplemented pursuant to Section 7.6(a) and (f), discloses information pertaining thereto.

                  (b) The Acquired Entities, the Trustee and the Interest Holders shall have in all material respects performed all obligations required to be performed by them under this Agreement prior to the Closing, and Acquiror shall have received a signed certificate of each of the Acquired Entities, the Trustee and the Interest Holders to that effect.

                  (c) Acquiror shall have received a legal opinion dated the Closing, from Piper & Marbury, L.L.P., counsel of the Interest Holders, with respect to the transactions contemplated herein in form mutually agreed upon by Acquiror and the Interest Holders.

                  (d) The Board of Directors of Acquiror shall have received an opinion from Vector Securities International, Inc., dated not later than the date of Acquiror's Proxy Statement (and such opinion shall not have been withdrawn on or before the Closing Date) to the effect that as of the date thereof, the number of Acquiror Shares to be delivered in consideration for the transfer of the Company Shares, the Sub Shares, the Kilmer Shares and the capital stock or equity interests in each of the BioClin Affiliates is fair to Acquiror and to Acquiror's stockholders from a financial point of view.

                  (e) Acquiror shall have acquired all of the outstanding capital stock or equity interests in each of the BioClin Affiliates.

                  (f) The Acquired Entities shall have obtained the written consent(s) of the Person(s) specified in Part 8.2 of the Acquiror Letter.

                  8.3. CONDITIONS TO OBLIGATION OF THE ACQUIRED ENTITIES, THE TRUSTEE, THE EMPLOYEE TRUSTEE, THE EMPLOYEE GROUP AND THE INTEREST HOLDERS TO CONSUMMATE THE CLOSING. The obligations of the Acquired Entities, the Trustee, the Employee Trustee, the Employee Group and the Interest Holders to consummate the Closing shall be subject to the fulfillment or waiver at or prior to the Closing of the following additional conditions:

                  (a) (i) The representations and warranties of Acquiror set forth in Article III hereof (A) that contain a materiality qualification shall be true and correct, and (B) that do not contain a materiality qualification shall be true and correct in all material respects, as of the Closing as though made at and as of the Closing (it being understood that representations and warranties that speak as of a specified date shall continue to speak only as of the date so specified) without giving effect to any supplement to the Acquiror Letter, except for such changes occurring after the date hereof in the ordinary course of business of Acquiror and in accordance with the terms and provisions of this Agreement (including, without limitation, Section 6.1(b)), which, in the aggregate, would not have a material adverse effect on the financial condition, operations or prospects of Acquiror and its Subsidiaries taken as a whole, and (ii) each of the Acquired Entities and the Interest Holders shall have received a signed certificate which is to the knowledge of a principal executive officer of Acquiror to that effect. The closing of the transactions contemplated by this Agreement and the agreements with the BioClin Affiliates with respect to Acquiror's acquisition of all of the outstanding capital stock or equity interests of the BioClin Affiliates shall constitute acceptance by the Acquired Entities, the Trustee and the Interest Holders of the disclosures made by Acquiror prior to the Closing in the Acquiror Letter and waiver of any purported misrepresentation or breach of any representation or warranty made by Acquiror in Article III or any covenant of Acquiror contained in Article VI or VII to the extent the Acquiror Letter, as supplemented pursuant to Section 7.6(b) and (f), discloses information pertaining thereto.

                  (b) Acquiror shall have in all material respects performed all obligations required to be performed by it under this Agreement prior to the Closing, and each of the Acquired Entities, the Trustee and the Interest Holders shall have received a signed certificate which is to the knowledge of a principal executive officer of Acquiror to that effect.

                  (c) The Interest Holders shall have received a legal opinion dated the Closing from Jones, Day, Reavis & Pogue, counsel of Acquiror, with respect to the transactions contemplated herein in form mutually agreed upon by Acquiror and the Interest Holders.

                  (d) All liabilities and obligations of Hackel (direct or indirect) and Barbut pursuant to any guarantees of the indenbtedness of the Acquired Entities and the BioClin Affiliates shall have been terminated.

                                   ARTICLE IX
                                   TERMINATION

                  9.1. TERMINATION. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Acquiror or the Interest Holders if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

                  (b) (i) by Acquiror, if any of the conditions in Section 8.1 or 8.2 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror to comply with its obligations under this Agreement) and Acquiror has not waived such condition on or before the Closing Date; or (ii) by the Interest Holders, if any of the conditions in Section 8.1 or 8.3 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Trustee, the Acquired Entities or the Interest Holders to comply with their obligations under this Agreement) and the Interest Holders have not waived such condition on or before the Closing Date;

                  (c) by mutual consent of Acquiror and the Interest Holders;

                  (d) by either Acquiror or the Interest Holders if any of the agreements relating to the transfer and delivery of the Acquiror Common Stock in consideration for the sale, transfer and assignment of the outstanding capital stock or equity interests in each of the BioClin Affiliates is terminated; or

                  (e) by either Acquiror or the Interest Holders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1996, or such later date as the parties may agree upon.

                  9.2. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations set forth in Sections 6.3(c), 10.2 and 10.3 will survive; provided, however, that if this Agreement is terminated by Acquiror or the Interest Holders because of the intentional breach of the Agreement (including, without limitation, the making by any party hereto of any representation or warranty hereunder that is known by such party not to be true and correct in all material respects at the time such representation or warranty is made) by the Interest Holders or Acquiror, as the case may be, or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's intentional failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                    ARTICLE X
                               GENERAL PROVISIONS

                  10.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as specifically provided in the this Agreement and the Stockholders' Agreement, all representations, warranties and agreements of the parties hereto in this Agreement or in any instrument delivered by the parties hereto pursuant to this Agreement shall expire on the Report Date or upon termination of this Agreement in accordance with its terms.

                  10.2. EXPENSES. Except as otherwise expressly provided in this Agreement (including, without limitation, in Section 6.3(b)) and the Letter Agreement, dated May 16, 1996, by and among Acquiror, the Company, and the BioClin Affiliates, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants. Acquiror will pay all amounts payable to Vector Securities International, Inc. in connection with this Agreement and the transactions contemplated hereby. In the event of termination of this Agreement pursuant to Article IX, the obligation of each party to pay its own expenses shall be subject to the right of such party to pursue any legal remedies arising from the intentional breach of this Agreement by the other party or the other party's failure to comply with its obligations under this Agreement as provided in Section 9.2.

                  10.3. CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, Acquiror and the Interest Holders will maintain in confidence, and will cause the directors, managing directors, Prokurists, holders of procuration, commercial mandate holders, officers, employees, agents, and advisors of Acquiror and the Acquired Entities to maintain in confidence, and not use to the detriment of another party hereto any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated hereby, unless
(a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If any party hereto or its Representatives are requested or become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, or similar process) or is required by a regulatory body to make any disclosure that is prohibited or otherwise constrained by this Agreement, such party or its Representative, as the case may be, will provide the party providing the confidential information with prompt notice of such request so that an appropriate protective order or other appropriate remedy may be sought. Subject to the foregoing, such party or its Representative may furnish that portion (and only that portion) of the confidential information that, in the written opinion of its counsel reasonably acceptable to the party providing such information, such party is legally compelled or is otherwise required to disclose the information at issue or else stand liable for contempt or suffer other material censure or material penalty. If the transactions contemplated hereby are not consummated, each party hereto will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, the Interest Holders waive, and will upon Acquiror's request cause the Acquired Entities to waive, any cause of action, right, or claim arising out of the access of Acquiror or its Representatives to any trade secrets or other confidential information of the Acquired Entities except for the intentional competitive misuse by Acquiror of such trade secrets or confidential information. Each of the Acquired Entities and each Interest Holder acknowledges that, and agrees that it will advise its Representatives and Affiliates, that any non-public information provided by or relating to Acquiror may constitute material non-public information for purposes of the Exchange Act, and agrees that it will not engage in any transaction in violation of the restrictions on trading while in possession of material non-public information under applicable securities laws or regulations while in possession of such information.

                  10.4. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  (a)      if to Acquiror:

                           DNX Corporation
                           303B College Road East
                           Princeton, New Jersey 08540
                           Attention: President
                           Telecopier No.: (908) 722-6677

                           with copies to:

                           Jones, Day, Reavis & Pogue
                           North Point
                           901 Lakeside Avenue
                           Cleveland, Ohio  44114
                           Attention:  Thomas C. Daniels, Esq.
                           Telecopier No.: (216) 579-0212

                  (b)      if to the Employee Trustee:

                           Dr. Gerald Rittershaus
                           Theodor-Heuss-Anlage 2
                           68165 Mannheim
                           Germany
                           Telecopier No.: (621) 4256-250

                  (c)      if to the Trustee:

                           Mr. Manfred Wissmann
                           Theodor-Heuss-Anlage 2
                           68165 Mannheim
                           Germany
                           Telecopier No: (621) 4256-250

                  (d)      if to the Interest Holders:

                           Jack Barbut
                           c/o Piper & Marbury, L.L.P.
                           1251 Avenue of the Americas

                           New York, New York  10020-1104
                           Telecopier No.: (212) 835-6001


                           Alec Hackel
                           Flueliweg 3
                           6045 Meggen
                           Switzerland
                           Telecopier No.: (011) 41-41-377-3053


                           Dr. John Christian Jensen
                           Bohlstrasse 9a
                           6300 Zug
                           Switzerland
                           Telecopier No.: (011) 41-41-710-2341

                           with copies to:

                           Piper & Marbury L.L.P.
                           1251 Avenue of the Americas
                           New York, New York  10020
                           Attention:  Ray A. Mantle, Esq.
                           Telecopier No.: (212) 835-6001

                  (e)      if to any Acquired Entity:

                           c/o BioClin, Inc.
                           1001 East Main Street
                           Suite 808
                           Richmond, Virginia  23219
                           Attention:  Chief Executive Officer
                           Telecopier No.: (804) 788-0040

                           with copies to:

                           Piper & Marbury L.L.P.
                           1251 Avenue of the Americas
                           New York, New York  10020
                           Attention:  Ray A. Mantle, Esq.
                           Telecopier No.: (212) 835-6001

                  10.5. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                  10.6. FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

                  10.7. WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Except as otherwise specifically provided by Sections 8.2 and 8.3 of this Agreement, neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, and except as otherwise specifically provided by Sections 8.2 and 8.3 of this Agreement (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

                  10.8. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the Stockholders' Agreement and the other documents referred to in this Agreement and the documents executed in connection with Acquiror's acquisition of the equity interests of the BioClin Affiliates) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each of the parties hereto.

                  10.9. ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. No party hereto may assign any of its rights under this Agreement without the prior consent of the other parties, except that Acquiror may assign any of its rights under this Agreement to any Subsidiary of Acquiror. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and their successors and assigns any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                  10.10. SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The invalid or unenforceable provision shall be replaced by a provision which ensures the economic purpose of the invalid or unenforceable provision as far as possible.

                  10.11. FOREIGN CURRENCIES. For purposes of the representations and warranties set forth in this Agreement, any reference to "U.S. $" shall be construed to include the U.S. dollar equivalent of any foreign currency (other than DM and SFR) computed using the noon buying rate in New York City for cable transfers of such foreign currency as announced for customs purposes by the Federal Reserve Bank of New York prevailing on the date of this Agreement.

                  10.12. SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                  10.13. GOVERNING LAW. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

                  10.14. SPECIFIC PERFORMANCE. Each of the Acquired Entities, the Interest Holders, the Trustee, the Employee Trustee, the Employee Group and Acquiror acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the Acquired Entities, the Interest Holders, the Trustee and Acquiror agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.


                  10.15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                        DNX CORPORATION

                                        By: /s/ Paul J. Schmitt
                                           ----------------------------
                                           Name: Paul J. Schmitt
                                           Title: Chief Executive Officer


                                        /s/ Dr. Gerald Rittershaus
                                        -------------------------------
                                        Dr. Gerald Rittershaus,
                                        as Employee Trustee


                                        /s/ Mr. Manfred Wissmann
                                        -------------------------------
                                        Mr. Manfred Wissmann,
                                        as Trustee


                                        /s/ Dr. Jack Barbut
                                        -------------------------------
                                        Dr. Jack Barbut



                                        /s/ Alec Hackel
                                        -------------------------------
                                        Alec Hackel



                                        /s/ Dr. John Christian Jensen
                                        -------------------------------
                                        Dr. John Christian Jensen



                                        /s/ Bettina Donhardt
                                        -------------------------------
                                        Ms. Bettina Donhardt



                                        /s/ Christine Dune-Kraatz
                                        -------------------------------
                                        Ms. Christine Dune-Kraatz



                                             BIOCLIN EUROPE AG

                                        By: /s/ Dr. John Christian Jensen
                                           -------------------------------
                                           Name: Dr. John Christian Jensen
                                           Title: Managing Director




                                             BIOCLIN GMBH


                                        By: /s/ Dr. John Christian Jensen
                                           -------------------------------
                                           Name: Dr. John Christian Jensen
                                           Title: Managing Director



                                        KILMER N.V.


                                        By: /s/ Curacao Corporation Company N.V.
                                           -------------------------------------
                                           Title: Managing Director


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